                                                                  EXHIBIT 10.24


                                                                (CONFORMED COPY)
================================================================================

                          Foothill Capital Corporation



                                 Note Agreement



                          Dated as of October 1, 1993


                 Re:  $15,000,000 5.54% Senior Notes, Series A,
                             Due November 15, 1996,

                    $5,000,000 5.89% Senior Notes, Series B,
                             Due November 15, 1997,

                   $25,000,000 6.23% Senior Notes, Series C,
                             Due November 15, 1998,

                   $15,000,000 6.56% Senior Notes, Series D,
                             Due November 15, 2000

                                      and

                  $25,000,000 7.46% Senior Subordinated Notes
                             Due November 15, 2003

================================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                           HEADING                                  PAGE
SECTION 1.      DESCRIPTION OF NOTES AND COMMITMENT1
   Section 1.1.    Description of Notes . . . . . . . . . . . . . . . . . .   1
   Section 1.2.    Commitment, Closing Date . . . . . . . . . . . . . . . .   3
   Section 1.3.    Other Agreements . . . . . . . . . . . . . . . . . . . .   3

SECTION 2.      PREPAYMENT OF NOTES   . . . . . . . . . . . . . . . . . . .   4
   Section 2.1.    Required Prepayments . . . . . . . . . . . . . . . . . .   4
   Section 2.2.    Optional Prepayment with Premium . . . . . . . . . . . .   4
   Section 2.3.    Prepayment of Notes Upon a Change of Control . . . . . .   4
   Section 2.4.    Notice of Optional Prepayments . . . . . . . . . . . . .   8
   Section 2.5.    Application of Prepayments . . . . . . . . . . . . . . .   8
   Section 2.6.    Direct Payment . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.      REPRESENTATIONS   . . . . . . . . . . . . . . . . . . . . .   9
   Section 3.1.    Representations of the Company . . . . . . . . . . . . .   9
   Section 3.2.    Representations of the Purchaser . . . . . . . . . . . .   9

SECTION 4.      CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . .  10
   Section 4.1.    Conditions . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 4.2.    Waiver of Conditions . . . . . . . . . . . . . . . . . .  11

SECTION 5.      FINANCIAL STATEMENTS AND OTHER INFORMATION. . . . . . . . .  12

SECTION 6.      INSPECTION OF PROPERTIES AND BOOKS. . . . . . . . . . . . .  15

SECTION 7.      COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Section 7.1.    Books of Record and Account; Reserves. . . . . . . . . .  16
   Section 7.2.    Payment of Taxes; Corporate Existence; Maintenance of
                   Properties; Compliance with Statutes, Etc. . . . . . . .  16
   Section 7.3.    Insurance. . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 7.4.    Payment of Indebtedness. . . . . . . . . . . . . . . . .  18
   Section 7.5.    Prohibition on Indebtedness Having Priority Rights . . .  18
   Section 7.6.    Limitations on Indebtedness. . . . . . . . . . . . . . .  19
   Section 7.7.    Limitation on Liens or Subordination of Rights . . . . .  20
   Section 7.8.    Prohibition on Sales and Lease-Backs . . . . . . . . . .  22
   Section 7.9.    Limitation on Investments and Guarantees . . . . . . . .  22

   Section 7.10.   Limitations on Dividends and Other Restricted Payments. . 24
   Section 7.11.   Minimum Adjusted Consolidated Net Worth . . . . . . . . . 25
   Section 7.12.   Limitation on Issuance of Shares of Restricted
                   Subsidiaries; Disposition of Shares and Indebtedness of
                   Restricted Subsidiaries; Ownership by Unrestricted
                   Subsidiary of Shares or Indebtedness of a Restricted
                   Subsidiary; Limitation on Purchase of Shares or
                   Subordinated Indebtedness of the Company by a Restricted
                   Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . 25
   Section 7.13.   Limitation on Restricted Subsidiary's or Company's
                   Consolidation, Merger or Disposition of Property. . . . . 27
   Section 7.14.   Limitation on Transactions with Affiliates. . . . . . . . 28
   Section 7.15.   Permitted Business . . . . . . . . . .. . . . . . . . . . 28
   Section 7.16.   Limitation on Sale of Receivables with Recourse or at
                   Discount  . . . . . . . . . . . . . . .. .  . .           29
   Section 7.17.   Limitation on Nonperforming Assets. . . . . . . . . . . . 29
   Section 7.18.   Limitation on Discount Receivables. . . . . . . . . . . . 29
   Section 7.19.   Limitation on Borrower Concentration. . . . . . . . . . . 29

SECTION 8.      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 29
   Section 8.1.    Definitions of Capitalized Terms. . . . . . . . . . . . . 29
   Section 8.2.    Other Definitions . . . . . . . . . . . . . . . . . . . . 48
   Section 8.3.    Accounting Terms. . . . . . . . . . . . . . . . . . . . . 48

SECTION 9.      REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   Section 9.1.    Events of Default Defined; Acceleration of Maturity . . . 48
   Section 9.2.    Suits for Enforcement . . . . . . . . . . . . . . . . . . 51
   Section 9.3.    Remedies Cumulative . . . . . . . . . . . . . . . . . . . 51
   Section 9.4.    Remedies Not Waived . . . . . . . . . . . . . . . . . . . 51
   Section 9.5.    Notice by the Company of Acceleration and Certain Other
                   Action. . . . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 10.     AMENDMENTS, WAIVERS AND CONSENTS . . . . . . . . . . . . . . 52
   Section 10.1.   Consent Required. . . . . . . . . . . . . . . . . . . . . 52
   Section 10.2.   Solicitation of Holders . . . . . . . . . . . . . . . . . 52
   Section 10.3.   Effect of Amendment or Waiver . . . . . . . . . . . . . . 52

SECTION 11.     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 53
   Section 11.1.   Registered Notes. . . . . . . . . . . . . . . . . . . . . 53
   Section 11.2.   Exchange of Notes . . . . . . . . . . . . . . . . . . . . 53
   Section 11.3.   Loss, Theft, Etc. of Notes. . . . . . . . . . . . . . . . 53
   Section 11.4.   Expenses, Stamp Tax Indemnity . . . . . . . . . . . . . . 54
   Section 11.5.   Powers and Rights Not Waived; Remedies Cumulative;
                   Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . 54
   Section 11.6.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . 54
   Section 11.7.   Successors and Assign.s . . . . . . . . . . . . . . . . . 55
   Section 11.8.   Survival of Covenants and Representations . . . . . . . . 55
   Section 11.9.   Severability. . . . . . . . . . . . . . . . . . . . . . . 55

   Section 11.10.  Governing Law. . . . . . . . . . . . . . . . . . . . . .   55
   Section 11.11.  Captions . . . . . . . . . . . . . . . . . . . . . . . .   55

Signatures . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . .   56

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I    --Names and Addresses of Purchasers and Amounts of Commitments

Schedule II   --Description of Indebtedness for Borrowed Money, Leases and
                Liens

Schedule III  --Subsidiaries of the Company

Exhibit A-1   --Form of 5.54% Senior Note, Series A, due November 15, 1996

Exhibit A-2   --Form of 5.89% Senior Note, Series B, due November 15, 1997

Exhibit A-3   --Form of 6.23% Senior Note, Series C, due November 15, 1998

Exhibit A-4   --Form of 6.56% Senior Note, Series D, due November 15, 2000

Exhibit A-5   --Form of 7.46% Senior Subordinated Note due November 15, 2003

Exhibit B     --Representations and Warranties of the Company

Exhibit C     --Description of Special Counsel's Closing Opinion

Exhibit D     --Description of Closing Opinion of Independent Counsel for the
                Company

Exhibit E     --Subordination of Senior Subordinated Notes

Exhibit F     --Form of Subordination Agreement

                          FOOTHILL CAPITAL CORPORATION
                          11111 Santa Monica Boulevard
                                   Suite 1500
                         Los Angeles, California  90025

                                NOTE AGREEMENT

                  Re:$15,000,000 5.54% Senior Notes, Series A,
                             Due November 15, 1996,

                    $5,000,000 5.89% Senior Notes, Series B,
                             Due November 15, 1997,

                   $25,000,000 6.23% Senior Notes, Series C,
                             Due November 15, 1998,

                   $15,000,000 6.56% Senior Notes, Series D,
                             Due November 15, 2000

                                      and

                  $25,000,000 7.46% Senior Subordinated Notes
                             Due November 15, 2003

                                                                     Dated as of
                                                                 October 1, 1993
To the Purchaser named in Schedule I
hereto which is a signatory of this
Agreement

Ladies and Gentlemen:

        The undersigned, Foothill Capital Corporation, a California corporation (the "Company"), agrees with you as follows:

Section  1.   Description of Notes and Commitment.

        Section 1.1. Description of Notes. The Company has authorized the issue and sale of the following series of promissory notes:

              (a) $15,000,000 aggregate principal amount of its 5.54% Senior Notes, Series A, due November 15, 1996 (the "Series A Senior Notes") to be dated the date of issue, to bear interest from such date at the rate of 5.54% per annum, payable semiannually on the fifteenth day of each May and November in each year (commencing on the first such day after the date of issue) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium (if any) and (to the extent legally enforceable) on an overdue installment of interest at the rate of 7.54% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 15, 1996, and to be substantially in the form attached hereto as Exhibit A-1;

          (b) $5,000,000 aggregate principal amount of its 5.89% Senior Notes, Series B, due November 15, 1997 (the "Series B Senior Notes") to be dated the date of issue, to bear interest from such date at the rate of 5.89% per annum, payable semiannually on the fifteenth day of each May and November in each year (commencing on the first such day after the date of issue) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium (if any) and (to the extent legally enforceable) on any overdue installment of interest at the rate of 7.89% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 15, 1997, and to be substantially in the form attached hereto as Exhibit A-2;

          (c) $25,000,000 aggregate principal amount of its 6.23% Senior Notes, Series C, due November 15, 1998 (the "Series C Senior Notes") to be dated the date of issue, to bear interest from such date at the rate of 6.23% per annum, payable semiannually on the fifteenth day of each May and November in each year (commencing on the first such day after the date of issue) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium (if any) and (to the extent legally enforceable) on any overdue installment of interest at the rate of 8.23% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 15, 1998, and to be substantially in the form attached hereto as Exhibit A-3;

          (d) $15,000,000 aggregate principal amount of its 6.56% Senior Notes, Series D, due November 15, 2000 (the "Series D Senior Notes") to be dated the date of issue, to bear interest from such date at the rate of 6.56% per annum, payable semiannually on the fifteenth day of each May and November in each year (commencing on the first such day after the date of issue) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium (if any) and (to the extent legally enforceable) on any overdue installment of interest at the rate of 8.56% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 15, 2000, and to be substantially in the form attached hereto as Exhibit A-4; and

          (e) $25,000,000 aggregate principal amount of its 7.46% Senior Subordinated Notes due November 15, 2003 (the "Senior Subordinated Notes") to 7.46% per annum, payable semiannually on the fifteenth day of each May and November in each year (commencing on the first such day after the date of issue) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium (if any) and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.46% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 15, 2003, to be subordinated to Superior Indebtedness (as defined in Exhibit E attached hereto) of the Company as set forth in Exhibit E attached hereto, and to be substantially in the form attached hereto as Exhibit A-5.

      The term "Senior Notes" as used herein shall mean and include each and all of the Series A Senior Notes, the Series B Senior Notes, the Series C Senior Notes and the Series D Senior Notes. The term "Notes" as used herein shall mean and include each and all of the Senior Notes and the Senior Subordinated Notes each as delivered pursuant to the provisions of this Agreement and the identical agreements (except for signature pages) with each of the other purchasers named in Schedule I. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium (if any) set forth in Section 2 of this Agreement. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in Section 8.1 unless the context shall otherwise require.

      Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

        Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Mellon Bank, N.A. in the amount of the purchase price at 10:00 A.M., Chicago, Illinois, on November 15, 1993 (the "Closing Date"). The Notes of any series delivered to you on the Closing Date will be delivered to you in the form of a single registered Note for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in
Schedule I attached hereto and in substantially the form attached hereto as Exhibit A-1 or Exhibit A-2 or Exhibit A-3 or Exhibit A-4 or Exhibit A-5, as the case may be.

      Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into identical agreements (except for signature pages) with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said identical agreements (except for signature pages) with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

Section 2.  Prepayment of Notes.

      No prepayment of the Notes may be made except to the extent and in the manner expressly provided in this Agreement.

      Section 2.1.  Required Prepayments.

      (a) Senior Notes. No prepayments shall be required with respect to the Senior Notes.

      (b) Senior Subordinated Notes. In addition to paying the entire outstanding principal amount and the interest due on the Senior Subordinated Notes on the maturity date thereof, the Company agrees that on November 15 in each year, commencing November 15, 1998 and ending November 15, 2002, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Senior Subordinated Notes an amount equal to the lesser of (a) $4,166,667 or (b) the principal amount of the Senior Subordinated Notes then outstanding. The entire remaining principal amount of the Senior Subordinated Notes shall become due and payable on November 15, 2003.

      No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1. Any payment of less than all of any series of Notes pursuant to the provisions of any other section hereof shall not relieve the Company of the obligation to make required payments or prepayments (if any) of such series of Notes in accordance with the terms of this Section 2.1.
      In the event that the Company shall prepay less than all of the Notes pursuant to Section 2.2 hereof, such prepayments shall be credited in each case first, against the final maturities of the Notes being prepaid and then, against the amounts of the prepayments required by this Section 2.1 on such Notes in the inverse order of the maturities thereof.

      Section 2.2. Optional Prepayment with Premium. In addition to the payments required by Section 2.1, upon compliance with Section 2.4 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of the prepayment date and calculated two Business Days prior to the date of such prepayment pursuant to this Section 2.2.

      Section 2.3. Prepayment of Notes Upon a Change of Control. (a) In the event that any Change of Control shall occur or the Company shall have actual knowledge of any impending Change of Control, the Company will give written notice (the "Company Notice") of such fact by overnight courier in the manner provided in Section 11.6 hereof to the holders of the Notes. The Company Notice shall be sent promptly upon receipt of such knowledge by the

Company and in any event no later than three days following the occurrence of a Change of Control. The Company Notice shall (1) be dated the date such Company Notice is sent by overnight courier in the manner provided in Section
11.6 hereof, (2) describe the facts and circumstances of such Change of Control in reasonable detail, (3) make reference to this Section 2.3(A) and the right of the holders of the Notes to require payment on the terms and conditions provided for in this Section 2.3(A), (4) offer in writing to prepay the outstanding Notes, together with accrued interest to the date of prepayment and a premium equal to the then applicable Make-Whole Amount,
(5) specify a date for such prepayment (the "Change of Control Prepayment Date") which Change of Control Prepayment Date shall be the later of (i) the date of such Change of Control or (ii) a date not more than 60 days nor less than 30 days following the date of such Company Notice and (6) set forth a sample computation of the Make-Whole Amount. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder by written notice to the Company (a "Noteholder Notice") sent by overnight courier in the manner provided in
Section 11.6 hereof not later than 25 days after the date of the Company Notice. Not later than two Business Days prior to the Change of Control Prepayment Date, the Company shall provide each holder of a Note which has so accepted such offer of prepayment written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount certified as true and correct by a Responsible Officer of the Company. The Company shall on the Change of Control Prepayment Date prepay all, but not less than all, Notes held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of a Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the then applicable Make-Whole Amount determined as of the Change of Control Prepayment Date and calculated two Business Days prior to the date of such prepayment pursuant to this
Section 2.3(A).

      (b) In the event that the holder of any Note shall have delivered to the Company a Noteholder Notice pursuant to Section 2.3(A), then the Company shall promptly, and in any event within 5 days after receipt of such Noteholder Notice, deliver by overnight courier in the manner provided in
Section 11.6 hereof written notice (which notice shall be dated the date such notice is sent by overnight courier in the manner provided in Section 11.6 hereof) of such Noteholder Notice to each other holder of the Notes and, notwithstanding the provisions of Section 2.3(A), the right of each such other holder to accept the offer of prepayment and require prepayment of the Notes shall remain in effect until the later to occur of (1) 30 days after the date of the Company Notice and (2) 15 days after the date of the notice required to be delivered pursuant to this Section 2.3(B); provided, however, that the provisions of this clause (2) shall only apply with respect to notices required to be sent pursuant to this Section 2.3(B) to the extent that such notices relate to Noteholder Notices made prior to the expiration of the period specified in Section 2.3(A).

      (c) Without limiting the foregoing, notwithstanding any failure on the part of the Company to give the Company Notice herein required as a result of the occurrence of a Change of Control, each holder of the Notes shall have the right to require the Company to prepay, and the Company will prepay, such holder's Notes in full, together with accrued interest thereon to the date of prepayment and a premium equal to the then applicable

Make-Whole Amount; provided that each holder of the Notes shall so notify the Company of its election to require the Company to prepay its Notes in accordance with this Section 2.3(C) after such holder has actual knowledge of any such Change of Control by overnight courier in the manner provided in
Section 11.6 hereof.  Notice of any required prepayment pursuant to this
Section 2.3(C) shall be delivered by a holder of the Notes (which was entitled to, but did not receive, such Company Notice) to the Company after such holder has actual knowledge of such Change of Control. On the date (the "Change of Control Delayed Prepayment Date") designated in such holder's notice (which shall be not more than 60 days nor less than 30 days following the date of such holder's notice), the Company shall prepay in full all the Notes held by such holder, together with accrued interest thereon to the date of prepayment and a premium equal to the then applicable Make-Whole Amount. If the holder of any Note gives any notice pursuant to this Section 2.3(C), the Company shall give a Company Notice within three days of receipt of such notice and identify the Change of Control Delayed Prepayment Date to all other holders of the Notes and each of such holders shall then and thereupon have the right to accept the Company's offer to prepay the Notes held by such holder and require prepayment of such Notes by delivery of a Noteholder Notice within 21 days of the date of such Company Notice; provided only that any date for prepayment of such Notes shall be the Change of Control Delayed Prepayment Date. Not later than two Business Days prior to the Change of Control Delayed Prepayment Date, the Company shall provide each holder of a Note which has so accepted such offer of prepayment written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount certified as true and correct by a Responsible Officer of the Company. On the Change of Control Delayed Prepayment Date, the Company shall prepay in full the Notes of each holder thereof which has accepted such offer of prepayment at a prepayment price of 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, together with a premium equal to the applicable Make-Whole Amount determined as of the Change of Control Delayed Prepayment Date and calculated two Business Days prior to the date of such prepayment pursuant to this Section 2.3(C).

      (d) For purposes of this Section 2.3, the term "Change of Control" shall have the following meaning:

            (1)   In the case of the Company,

                  (i) an issuance by the Company of, or a binding written commitment by the Company to issue, its voting Shares, or a sale or other disposition of, or binding written commitment to sell or otherwise dispose of, voting Shares of the Company, whether by the Company, The Foothill Group, Inc., any other Subsidiary of The Foothill Group, Inc., or any other Person, which issuance, sale or other disposition, or commitment to issue, sell or otherwise dispose of, has not been consented to in writing by the holder or holders of 100% of the then outstanding Notes, and which either

                        (A) results or will result in The Foothill Group, Inc., directly or through one or more of its Subsidiaries, owning or controlling less than

            51% of the then outstanding voting Shares of the Company (calculated by number of votes), or

                        (B) occurs or will occur during any period in which The Foothill Group, Inc., directly or through one or more of its Subsidiaries, owns or controls less than 51% of the then outstanding voting Shares of the Company (calculated by number of votes) and does not result in an increase in the percentage of such voting Shares so owned and controlled by The Foothill Group, Inc.; or

                  (ii) the election of a majority of the members of the Board against the recommendation of the management of the Company or Board which was incumbent immediately prior to such election; or

                  (iii) the ceasing of continuous and active participation in the Company's operations (which shall be deemed to include a material reduction in such Person's responsibilities relative to those performed as of the date hereof) by any two of the following: John F. Nickoll, David C. Hilton and Peter E. Schwab; provided, however, that if the Person or Persons assuming the responsibilities of John F. Nickoll, David C. Hilton or Peter E. Schwab shall be satisfactory to 66-2/3% of the holders of the then outstanding Notes, as evidenced by a written confirmation thereof, such event shall not constitute a Change of Control; and

            (2)   In the case of The Foothill Group, Inc.,

                  (i) the acquisition by any Person (other than The Foothill Group, Inc.), or by any two or more Persons acting in concert (which group will be deemed a "Person" for purposes of this definition), of 50% or more of the then outstanding voting Shares of The Foothill Group, Inc. (calculated by number of votes), which acquisition has not been consented to in writing by the holder or holders of 100% of the then outstanding Notes; or

                  (ii) the election of a majority of the members of the board of directors of The Foothill Group, Inc. against the recommendation of the management or board of directors of The Foothill Group, Inc. which was incumbent immediately prior to such election.

      For purposes hereof, in any case where voting Shares of the Company are owned or controlled by a Subsidiary of The Foothill Group, Inc., the percentage of voting Shares of the Company deemed to be owned or controlled by The Foothill Group, Inc. as a result of such Subsidiary's ownership or control shall be determined by multiplying the percentage of the voting Shares of such Subsidiary which are owned and controlled by The Foothill Group, Inc. by the percentage of the voting Shares of the Company which are owned and controlled by such Subsidiary.

      In the case of a Change of Control event described in Clause (2)(i) of this definition, if all of the then outstanding unsecured senior debt securities of the Person acquiring the voting Shares are of Investment Grade Rating, the consent of the holders of the then outstanding Notes described in such clause to such event shall not unreasonably be withheld. Notwithstanding the consent of the holders of Notes to a Change of Control event described in Clause (2)(i) of this definition, if within six months immediately following any such event the rating of any of the then outstanding senior debt securities of the Person having acquired the voting Shares is or becomes lower than Investment Grade Rating, such occurrence shall be deemed a separate Change of Control event. For purposes hereof, an "Investment Grade Rating" means (i) a rating equal to or higher than "BBB" by Standard & Poor's Corporation or any successor thereto ("S&P") and equal to or higher than "Baa2" by Moody's Investors Service, Inc. or any successor thereto ("Moody's"), or (ii) in the event the applicable senior debt securities are not rated by both S&P and Moody's, (A) the rating described in (i) for either S&P or Moody's, and (B) a rating equal to or higher than "BBB" by Duff & Phelps Inc. or any successor thereto or by Fitch Investors Service, Inc. or any successor thereto, or a comparable rating by another nationally recognized rating organization, which rating and organization are approved by all of the holders of the then outstanding Notes.

      Section 2.4. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes then to be prepaid pursuant to Section
2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a premium may be payable, (d) the date when such premium will be calculated,
(e) the estimated premium, and (f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts (if any) which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium (if any) payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note then to be prepaid written notice of the premium (if any) payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

      The Company will give notice of any prepayment of the Notes then to be prepaid pursuant to Section 2.2 to each other holder of the Notes not less than 30 nor more than 60 days before the date fixed for such optional prepayment.

      Section 2.5. Application of Prepayments. All partial prepayments (including, without limitation, optional prepayments under Section 2.2, but excluding required prepayments pursuant to Section 2.1 or prepayments pursuant to Section 2.3) shall be applied first, to the payment in full of the outstanding Senior Notes ratably in accordance with the unpaid principal amount thereof, and second, to the payment in full of the outstanding Senior Subordinated Notes ratably in accordance with the unpaid principal amount thereof.

      Section 2.6. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this Section 2.6 shall apply, the Company will punctually, and in any event not later than 12:00 noon New York, New York time, pay when due the principal thereof, interest thereon and premium (if any) due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available Federal funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. In the event any payment is received after 12:00 noon New York, New York time on any payment date, such payment shall be deemed to have been received on the Business Day next succeeding the date of such payment.

Section 3.  Representations.

      Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

      Section 3.2. Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control.

      (b) You further represent that: (1) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you; or (2) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406 of ERISA; or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Company has advised you in writing (and in making the representations set forth in this clause (3) you are relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by you as aforesaid (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this
Section 3.2(B), the terms "separate
account," "party-in-interest," "employer securities," and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

Section 4.  Closing Conditions.

      Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

            (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or an Executive Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, (3) no Event of Default or event which with the lapse of time or notice and lapse of time would become an Event of Default has occurred and is continuing, and (4) no Change of Control has occurred and the Company does not have actual knowledge of any impending Change of Control.

            (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, from Buchalter, Nemer, Fields & Younger, a Professional Corporation, independent counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D respectively, hereto.

            (c) Company's Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company as you may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement.

            (d) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in Section 1.3.

            (e) Subordination Agreement. The Company and The Foothill Group, Inc. shall have executed and delivered to each Purchaser and National Westminster Bank USA, as subordination custodian, shall have acknowledged the Subordination Agreement substantially in the form set forth as Exhibit F hereto.

            (f) Amendments, Waivers or Consents. The Company shall have obtained any consents or approvals required to be obtained from any holder or holders of any outstanding security of the Company and any amendments of agreements pursuant to which any security may have been issued which shall be necessary to permit the consummation of the transactions contemplated by this Agreement.

            (g) Private Placement Number. On or prior to the Closing Date, the Company shall have (1) duly made the appropriate filings with Standard & Poor's CUSIP Services Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain private placement numbers for each series of the Notes and (2) provided evidence that such private placement numbers have been obtained to you in a form satisfactory to you and your special counsel.

            (h) Funding Instructions. At least 3 Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank,
      (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

            (i) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" to such laws).

            (j) Payment of Special Counsel Fees and Expenses. On the Closing Date, the Company shall have paid all reasonable fees and disbursements of special counsel to the Purchasers incident to the transactions contemplated hereby through the Closing Date, as reflected in the statements of such special counsel delivered to the Company prior to or on the Closing Date. Such payment shall in no way limit the obligation of the Company under Section 11.4 to pay the remaining fees and disbursements of such special counsel as reflected in any statement delivered to the Company after the Closing Date.

            (k) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

      Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in Section 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

Section 5.  Financial Statements and Other Information.

      The Company will furnish to you in duplicate, so long as you shall hold any of the Notes and to each other Institutional Holder of the then outstanding Notes, and in the case of the financial statements delivered pursuant to subsection (b)(1) of this Section 5 to the Securities Valuation Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007:

            (a) as soon as available and in any event within 45 days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company,

                  (1) copies of consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries (if any) as of the end of such accounting period and of the related consolidated and consolidating statements of income, consolidated statements of income and retained earnings and consolidated statements of cash flows of the Company and its Restricted Subsidiaries (if any) for such quarterly accounting period and for the portion of the fiscal year ended with the last day of such quarterly accounting period, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year and all certified by the principal financial officer of the Company to fairly the information contained therein, subject to year-end and audit adjustments, and

                  (2) a written statement of such financial officer of the Company setting forth computations in reasonable detail showing as at the end of such quarterly accounting period:

                        (i) the maximum amount of additional Senior Indebtedness, and the maximum amounts of Subordinated Indebtedness, Senior Subordinated Indebtedness and Junior Subordinated Indebtedness which the Company could have incurred without violation of Section Section 7.6(A), 7.6(B) and 7.6(C), respectively,

                        (ii) the maximum amount of cash dividends which the Company could have declared on any of its Shares without violation of Section 7.10(A),

                        (iii) whether or not there was compliance with the
                  financial conditions required by Section 7.11,

                        (iv)  the maximum amount of transactions with
                  Affiliates which could have been engaged in by the Company or by any Restricted Subsidiary, and the maximum amount of management fees or similar charges which the Company or any Restricted Subsidiary could have paid to The Foothill Group, Inc. or any other Affiliate without violation of Section 7.14, and

                        (v) whether or not there was compliance with Section 7.17, Section 7.18 and Section 7.19, and

            (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company,

                  (1) copies of consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries (if any) as of the end of such fiscal year and of the related consolidated and consolidating statements of income, consolidated statements of income and retained earnings and consolidated statements of cash flows of the Company and its Restricted Subsidiaries (if any) for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures as of the end of and for the previous fiscal year and all accompanied by a report thereon of Ernst & Young, or other independent public accountants of recognized national standing selected by the Company, containing an opinion unqualified as to scope limitations imposed by the Company, unqualified as to the Company being a going concern and otherwise without qualification except as therein noted, to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and that the consolidated results of the operations and cash flows for said year are in conformity with generally accepted accounting principles and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances,

                  (2) a written statement of the principal financial officer of the Company showing:

                        (i)   as at the end of such fiscal year the
                  information required to be shown as at the end of quarterly accounting periods pursuant to Subdivision (i), (ii) and
                  (iv) of subsection (A)(2) of this Section 5,

                        (ii) a written statement of the accountants referred to in clause (1) above:

                              (A) setting forth computations in reasonable detail showing the maximum amount of cash dividends which the Company could have declared on any of its Shares at the end of such fiscal year without violation of Section 7.10(A),

                              (B) setting forth computations in reasonable detail showing whether or not at the end of such fiscal year there was compliance with the financial conditions required by Section 7.11, and

                   (C) stating that in making the examination necessary for their report on such financial statements they obtained no knowledge of any default by the Company or any of its Restricted Subsidiaries in the observance of any of the covenants of Sections 7.1, 7.2(A) and 7.4 to 7.19, inclusive, or, if such accountants shall have obtained knowledge of any such default, specifying all such defaults and the nature and status thereof;

                (c) concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Company, furnished pursuant to subsections (a) and (b) of this Section 5, a certificate of the President or an Executive Vice President or a Senior Vice President of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, neither the Company nor any of its Restricted Subsidiaries is, in the opinion of the signer, or has to the best knowledge of the signer during such period been, in default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company or any of its Restricted Subsidiaries shall to the best knowledge of the signer have been, or shall in the opinion of the signer be, in default, specifying all such defaults, and the nature and period of existence thereof, of which the signer of such certificate may have knowledge, and what action the Company has taken, is taking or proposes to take with respect thereto;

                (d) promptly after the receipt thereof by the Company, (1) copies of any written report pertaining to material (as defined in Statement of Auditing Standards Number 1) items in respect of the internal control matters of the Company and its Subsidiaries or The Foothill Group, Inc. submitted by independent public accountants in connection with each annual or interim special audit of the financial condition of the Company and its Subsidiaries or The Foothill Group, Inc., made by such independent public accountants, and (2) copies of any audited annual, interim or special financial statements of the Company or of the Company and its Subsidiaries;

                (e) promptly after the same are available, copies of all such proxy statements, financial statements and reports as the Company or The Foothill Group, Inc. shall send or make available generally to any of their security holders or as any Restricted Subsidiary shall send or make available generally to any of its security holders other than the Company or another Restricted Subsidiary or The Foothill Group, Inc., and copies of all regular and periodic reports and of all registration statements (other than on Form S- 8 or a similar form) which the Company, The Foothill Group, Inc. or any Restricted Subsidiary may file with the SEC or with any securities exchange;

                (f) promptly after any officer of the Company obtains knowledge of any Event of Default, or of any event which with lapse of time or notice and lapse of time would become an Event of Default, an officer's certificate describing such event in reasonable detail, and stating what action the Company has taken, is taking or proposes to take with respect thereto;

            (g) concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Company, furnished pursuant to subsections (a) and (b) of this Section 5, a list of all the Discount Receivables owned by the Company and its Restricted Subsidiaries (other than Discount Receivables of the same class or issue for which the aggregate purchase price of the Company and its Restricted Subsidiaries did not exceed $2,000,000) (if any) on the last day of the applicable accounting period or fiscal year, reporting the year of purchase and purchase price for each such Discount Receivable and the Company's estimate in good faith of the market value of each such Discount Receivable (if materially different from the purchase price for such Discount Receivable); and

            (h) with reasonable promptness, such other information, including financial statements and computations, relating to the performance of the provisions of this Agreement and the affairs of the Company and any of its Subsidiaries as any holder of the Notes may from time to time reasonably request.

      The Company will keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at said office during normal business hours by any holder of a Note or any prospective purchaser of a Note designated by a holder thereof.

Section 6.  Inspection of Properties and Books.

      So long as you shall be a holder of any of the Notes and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), you and such Institutional Holder shall have the right to visit and inspect any of the properties of the Company and of its Restricted Subsidiaries (if any) to examine the books of account and records of the Company and of its Restricted Subsidiaries (if any) to make copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Restricted Subsidiaries (if any) with, and to be advised as to the same by, its and their officers and employees and its and their independent public accountants (and by this provision the Company authorizes said accountants, upon prior notice to the Company, to discuss with you or such Institutional Holder the finances and affairs of the Company and its Restricted Subsidiaries), all at such reasonable times and intervals as you or such holder may desire. The Company will likewise afford you and each Institutional Holder of the then outstanding Notes the opportunity to obtain any information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of any of the representations and warranties made by the Company hereunder. Any visitation shall be at your sole expense or the sole expense of such Institutional Holder unless an Event of Default or an event which with the lapse of time or giving of notice and lapse of time would become an Event of Default shall have occurred and be continuing, in which case, any such visitation or inspection shall be at the sole expense of the Company.

Section 7.  Covenants.

        So long as any of the Notes remain outstanding, the Company shall duly perform and observe each and all of the covenants and agreements hereinafter set forth, which shall be construed as if made on the Closing Date.

        The following covenants shall apply to the Company, the Company and its Wholly Owned Restricted Subsidiaries, the Company and its Restricted Subsidiaries, or the Company and its Subsidiaries, as the case may be, as hereinafter set forth.

        Section 7.1. Books of Record and Account; Reserves. The Company will, and will cause each Restricted Subsidiary to,

                (a) at all times keep proper books of record and account in which proper entries will be made in accordance with generally accepted accounting principles; and

                (b) set aside on its books for the fiscal year ending December 31, 1993, and for each fiscal year thereafter, reserves for depreciation, depletion, obsolescence and amortization of its properties during such year, determined in accordance with generally accepted accounting principles, and all other proper reserves, similarly determined, which should be set aside in connection with its business.

        Section 7.2. Payment of Taxes; Corporate Existence; Maintenance of Properties; Compliance with Statutes, Etc. The Company will, and will cause each Subsidiary (with respect to subsections (a) and (d)) and each Restricted Subsidiary (with respect to subsections (b) and (c)), to,

                (a) pay and discharge promptly all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or upon any of its property, as well as all claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any of its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, claim or liability if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate with respect thereto;

                (b) except as otherwise specifically permitted in this Agreement, do all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that nothing in this Section 7.2(B) shall prevent the abandonment or termination of the Company's authority to do business in any foreign jurisdiction or the corporate existence, rights and franchises of any Restricted Subsidiary, if such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to the holders of the Notes;

                (c) maintain and keep all properties owned or held under lease by it in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and

                (d) comply with all applicable statutes, regulations and Orders of, and restrictions imposed by, all Governmental Bodies, including those relating to environmental, occupational safety and health, ERISA and equal employment opportunity standards and controls, except to the extent that a failure to so comply would not have a material adverse effect on the business, operations or financial condition of the Company or any such Subsidiary; and provided further that neither the Company nor any such Subsidiary shall be required to comply with any such standards or controls if the applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate with respect thereto.

        Section 7.3. Insurance. The Company will, and will cause each Restricted Subsidiary to,

                (a) keep or cause to be kept all its insurable properties owned or held under lease insured against loss or damage by fire, lightning, windstorm, hail, explosion and smoke, in amounts sufficient to prevent the Company or such Restricted Subsidiary, as the case may be, from becoming a coinsurer within the terms of the policies in question, but in any event in amounts not less than 80% of the then full insurable value thereof;

                (b) keep all its insurable properties owned or held under lease insured against war risk, as and when such insurance is obtainable from the United States of America or any agency thereof, or from a government in a jurisdiction wherein such properties are located or from an agency of such a government, in such amounts and to such extent (if any) as such insurance is usually carried by Persons of established reputations possessing or operating like properties in the localities where the properties are located;

                (c) keep all its insurable properties insured against all other risks usually insured against by Persons of established reputations possessing or operating like or similar properties in the localities where the properties are located;

                (d) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its ownership, maintenance or operation of any automobiles, trucks or other vehicles, aircraft or other facilities or as a result of the use of products manufactured, constructed or sold by it or services rendered by it; and

                (e) maintain all such workers' compensation or similar insurance as may be required under the laws of any jurisdiction.

All insurance specified in this Section 7.3 shall be maintained and to at least such extent and in at least such amounts (and all insurance specified in subsections (a) through (d) of this Section 7.3 may be with such deductibles) as such insurance is usually carried by Persons of established reputations engaged in a business subject to the same or similar hazards; and all insurance herein specified shall be effected under a valid and enforceable policy or policies issued by financially sound and reputable insurers of recognized responsibility, except that the Company or any Restricted Subsidiary may effect workers' compensation or similar insurance in respect of operations in any jurisdiction either through an insurance fund operated by such jurisdiction or by causing to be maintained a system or systems of self-insurance which shall be in accord with applicable laws.

        Section 7.4. Payment of Indebtedness. The Company will, and will cause each Restricted Subsidiary (but only to the extent that such Restricted Subsidiary's assets shall be sufficient for the purpose) to,

                (a) pay the principal, premium (if any) and interest on all Indebtedness heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such Indebtedness be renewed or extended; and

                (b) faithfully perform, observe and discharge all the covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing Indebtedness for Money Borrowed or pursuant to which such Indebtedness is issued, and not permit the occurrence of any act or omission which is or may be declared to be a default thereunder.

        Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall be required by reason of this Section 7.4 to make any payment or to take any other action with respect to any Indebtedness described in subsection (c) or (d) of the definition of "Indebtedness" in Section 8.1 or with respect to any other Indebtedness at any time while it shall be contesting in good faith by appropriate proceedings its obligation so to do, if it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate with respect thereto.

        Section 7.5. Prohibition on Indebtedness Having Priority Rights. The Company will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee, or otherwise become or be or remain liable in respect of, any Indebtedness for Money Borrowed, or Indebtedness for advances made or goods purchased, if the lender of such money or the Person making such advances or the vendor of such goods (or any Person who guarantees or becomes surety for all or any part of such Indebtedness or acquires any right or incurs any obligation to become, either immediately or upon the occurrence of some future contingency, the owner of all or any part thereof) shall have, either immediately or upon the occurrence of insolvency or some other contingency, any right, by reason of any statute (including, without limitation, 31 U.S.C.
Section 3713(a)) or otherwise, to have any claim in respect of such Indebtedness first satisfied out of the general assets of the Company or such Restricted Subsidiary in priority to the claims of its general creditors.

        Section 7.6. Limitations on Indebtedness. The Company will not, and will not permit any Subsidiary to, create, assume, incur or guarantee, or otherwise become or be or remain liable in respect of, any Indebtedness for Money Borrowed (other than the Notes and current liabilities incurred in the normal course of business and not related to borrowing), except for the following:

                (a) in the case of the Company, Senior Indebtedness (including, without limitation, reimbursement obligations with respect to guarantees and letters of credit but otherwise excluding guarantees and letters of credit described in Section 7.9(B)) not otherwise permitted under this Section 7.6, provided that the aggregate amount thereof at any one time outstanding shall not exceed 375% of the Senior Borrowing Base;

                (b) in the case of the Company, Subordinated Indebtedness, provided that the aggregate amount thereof at any one time outstanding shall not exceed 125% of Adjusted Consolidated Net Worth, and provided further that the aggregate amount of Senior Subordinated Indebtedness at any one time outstanding shall not exceed 65% of the sum of (1) Junior Subordinated Indebtedness and (2) Adjusted Consolidated Net Worth;

                (c) in the case of the Company, guarantees and letters of credit described in Section 7.9(B), provided the aggregate amount thereof at any one time outstanding shall not exceed 125% of Consolidated Net Worth;

                (d) in the case of the Company, subject to the limitations provided in Section Section 7.6(A) and (B), Indebtedness secured by mortgages, liens or other security interests which the Company is entitled to create, incur or suffer to exist pursuant to Section 7.7; and

                (e) in the case of a Restricted Subsidiary, Indebtedness to the Company.

        For the purposes of this Section 7.6:

                        (i) in case any corporation becomes a successor or transferee of the Company in the manner prescribed in Section 7.13, such corporation shall be deemed to have incurred at the time it becomes such successor or transferee all Indebtedness, direct or contingent, secured or unsecured, of such corporation outstanding immediately after it becomes such successor or transferee other than Indebtedness of the Company which was outstanding immediately prior thereto;

                        (ii) in case any Indebtedness, direct or indirect, secured or unsecured, of the Company owned by a Restricted Subsidiary ceases to be so owned by reason of such Subsidiary ceasing to be a Restricted Subsidiary or otherwise, such Indebtedness (unless it thereupon is acquired by another Restricted Subsidiary) shall be deemed to have been incurred by the Company concurrently with such Indebtedness ceasing to be so owned; and

                        (iii) in case any corporation becomes a Restricted
                Subsidiary, such corporation shall be deemed to have incurred at the time it becomes a Restricted Subsidiary all Indebtedness, direct or indirect, secured or unsecured, of such corporation outstanding immediately after it becomes a Restricted Subsidiary.

        Notwithstanding the foregoing, the Company agrees that the holders of the Notes shall have the benefit of the covenants contained in Section 9.6A and
Section 9.6B of the Loan Agreement dated as of March 31, 1987 between the Company and each of the lenders named therein; provided that the holders of the Notes shall only be entitled to the benefits of said Section 9.6A and Section 9.6B so long as said sections have not been amended to be less restrictive than Sections 7.6(A) and 7.6(B) hereof or any notes issued under the Loan Agreement dated as of March 31, 1987 shall remain outstanding; provided, however, the Company shall at all times be and remain subject to the provisions of Sections 7.6(A) and 7.6(B) hereof.

        Section 7.7. Limitation on Liens or Subordination of Rights. The Company will not, and will not permit any Restricted Subsidiary to, (a) create, assume, incur or suffer to be created, assumed, or incurred or to exist any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind (including for all purposes of this Section 7.7 any deed of trust, title retention agreement or any Capital Lease) in respect of any property of any character of the Company or such Subsidiary (whether held on the date hereof or hereafter acquired) or (b) except, in the case of the Company, in connection with transactions in the ordinary course of its secured financing business, give its consent to the subordination of any right or claim of the Company or such Restricted Subsidiary to any right or claim of any other Person; except that these restrictions will not apply to:

                (a) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 7.2(A);

                (b) attachment, judgment and similar liens arising in connection with court proceedings, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary, as the case may be, shall at any time in good faith be diligently prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and the Company or such Restricted Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate with respect thereto;

                (c) mortgages, liens or security interests on property of the Company or any Restricted Subsidiary securing Indebtedness not in excess of $100,000 in the aggregate existing on September 30, 1993 and reflected in Schedule II attached hereto;

                (d) liens, charges and encumbrances incidental to the conduct of business or the ownership of properties and assets (including liens in connection with workers' compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens of statutory landlords' liens) and deposits, pledges or liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided
        (1) such liens, charges and encumbrances do not in any event, in the aggregate, materially detract from the value of such properties and assets or materially impair the use of such properties and assets in the operation of the business of the Company and its Restricted Subsidiaries and (2) in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others or rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event, in the aggregate, materially detract from the value of such real properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                (f) mortgages, liens or security interests securing receivables of the Company in the process of foreclosure or assets acquired by the Company pursuant to foreclosure proceedings and held by the Company or a Restricted Subsidiary for resale, provided such mortgages, liens and security interests (1) are confined solely to the assets foreclosed upon and (2) existed immediately following the foreclosure upon such assets;

                (g) in the case of the Company, purchase money liens on tangible personal property of the Company securing all or part of the purchase price thereof to the Company, and liens existing on tangible personal property at the time of purchase thereof by the Company; provided that (1) each such lien is confined solely to the tangible personal property so purchased, improvements thereto and proceeds thereof and (2) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 7.6(A);

                (h) mortgages, liens or security interests created or incurred after the Closing Date given to secure Indebtedness of the Company in addition to the mortgages, liens or security interests permitted by the preceding subsections (a) through (h) hereof; provided
        (1) that the aggregate amount of principal, interest and other sums due and owing on such Indebtedness in any fiscal year of the Company shall not exceed $100,000 in the aggregate and (2) all of such Indebtedness shall have been incurred within the applicable limitations provided in
        Section 7.6(A); or

                (i) any extension, renewal or replacement of any mortgage, lien or security interest permitted by the preceding clause (d) hereof in respect of the same property theretofore subject to such lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that: (1) such mortgage, lien or security interest shall attach solely to the same such property and (2) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding.

      The Company will not, and will not permit any Restricted Subsidiary to, sign or file in any jurisdiction a financing statement under the Uniform Commercial Code which names the Company or such Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest which the Company or such Restricted Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 7.7 or to evidence a lessor's interest in property leased to the Company or any such Restricted Subsidiary.

      Section 7.8. Prohibition on Sales and Lease-Backs. The Company will not sell to any Person, and will not permit any Restricted Subsidiary to sell to any Person, any plant or facilities owned by the Company or such Restricted Subsidiary on the Closing Date or subsequently acquired if, as part of the same transaction or a series of transactions, the Company or any Subsidiary shall then or thereafter rent or lease, as lessee, or similarly acquire the right to possession or use of, such plant or facilities, or one or more other plants or facilities which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates the Company or such Subsidiary to pay rent as lessee or make any other payments for such possession or use, provided that the Company or a Restricted Subsidiary may enter into any such transaction which involves a lease or right to possession or use for a temporary period not in excess of one year following a sale, by the end of which it is intended that the use of such plant or facilities by the lessee will be discontinued.

      Section 7.9. Limitation on Investments and Guarantees. The Company will not, and will not permit any Restricted Subsidiary to, make, acquire or suffer to exist any Investment in any Person (including any guarantee or other contingent liability in respect of any obligation of any Person) other than:

             (a) Investments in (1) marketable obligations issued or guaranteed by the United States of America or by an instrumentality or agency thereof and backed by the full faith and credit of the United States of America, maturing not more than one year after the date of acquisition thereof, (2) certificates of deposit or other obligations maturing not more than one year after the date of acquisition thereof issued by a bank or trust company incorporated under the laws of the United States or a state thereof and having capital, surplus and undivided profits of at least $100,000,000, and (3) open market commercial paper with a maturity not in excess of 270 days from the date of acquisition thereof which on said date has one of the two highest credit ratings by either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

             (b) In the case of the Company, guarantees or other contingent liabilities represented by endorsements of negotiable instruments for collection in the ordinary course of business, letters of credit or guarantees thereof issued or made in the ordinary course of business as financial accommodations to clients of the Company pursuant to agreements with such clients under which the Company has agreed, prior to the issuance of such letters of credit or the making of such guarantees, to lend money or extend credit to such clients for the financing of substantially the same property as is covered by the letters of credit so issued or guaranteed, in an aggregate amount not less than the aggregate amount of the obligations of such clients which are the subject of such letters of credit or guarantees and guarantees and letters of credit issued for the account of the Company securing the Company's obligations under Interest Rate Protection Agreements entered into in the ordinary course of business and for the purpose of reducing the Company's exposure to fluctuations in interest rates; provided that all such guarantees and letters of credit shall have been incurred within the applicable limitations provided in Section 7.6(C);

            (c) Investments in any corporation which is, or upon the making of such Investment becomes, a Wholly Owned Restricted Subsidiary; and

            (d) Investments in (including guarantees or other contingent liabilities in respect of Indebtedness of) any Persons, in addition to Investments specified in subsections (a) to (c), inclusive, of this
      Section 7.9, provided that neither the Company nor any Restricted Subsidiary shall make or acquire nor commit to make or acquire any Investment pursuant to this Section 7.9(D), unless on the date on which the Company or such Restricted Subsidiary makes or acquires or commits to make or acquire such Investment, and after giving effect thereto, the Company shall be entitled to declare a cash dividend on any of its Shares in an aggregate amount of at least $1.00, provided, however, that the aggregate amount (measured in book value) of Investments of the Company and its Restricted Subsidiaries, whether of record or as beneficial owner, in "margin stock" (as such term is used in Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Section 207), shall not exceed 7-1/2% of Eligible Assets. For the purposes of this
      Section 7.9:

                   (1) in case any corporation becomes a Wholly Owned Restricted Subsidiary, any Investments of the Company or of another Restricted Subsidiary in such corporation which previously were made or acquired pursuant to subsection (d) of this Section 7.9 shall thereafter be deemed subject only to subsection (c) of this
             Section 7.9 and shall be excluded from any computation of Investments for the purposes of Section 7.10(A)(1)(C);

                   (2) in case any corporation becomes a Restricted Subsidiary as a result of an acquisition of its Shares such corporation shall be deemed to have made at the time it becomes a Restricted Subsidiary all Investments of such corporation existing immediately after it becomes a Restricted Subsidiary;

                   (3) in case any corporation which becomes a successor or transferee of the Company in the manner prescribed in Section 7.13 or which becomes a Restricted Subsidiary shall have made any Investments in contemplation of its becoming such successor or transferee or Restricted Subsidiary, all such Investments shall be deemed to have been made at the time it becomes such successor or transferee or Restricted Subsidiary;

                (4) in case any corporation which is a Restricted Subsidiary ceases to be a Restricted Subsidiary, any Investments of the Company or of any other Restricted Subsidiary in such corporation which then remain in existence shall be deemed to have been made at the time it ceases to be a Restricted Subsidiary; and

                (5) the Company or a Restricted Subsidiary may, without regard to the restriction of subsection (d) of this Section 7.9, make any payment required on account of a guarantee or other contingent liability permitted by subsection (b) of this Section 7.9, but any direct Investment resulting from such payment shall be included in any subsequent computation of existing Investments for the purposes of
         Section 7.10(A)(1)(C) (unless at the time permitted under another subsection of this Section 7.9).

        Notwithstanding any of the foregoing provisions of this Section 7.9, the Company will not, and will not permit any Restricted Subsidiary to, make or suffer to exist any guarantee or other contingent liability of the type specified in subsection (b)(3) of the definition of "Indebtedness" in Section
8.1 in respect of any Person except a Wholly Owned Restricted Subsidiary unless such guarantee or other contingent liability is expressly limited to a stated dollar amount.

        Section 7.10.  Limitations on Dividends and Other Restricted Payments.
(a) The Company will not declare any dividend on any of its Shares (other than a dividend payable solely in Common Shares of the Company), or make or commit to make any other Restricted Payment in respect thereof or in respect of Subordinated Indebtedness, unless any such dividend is declared to be payable not more than 90 days after the date of declaration, and unless, after giving effect to the proposed Restricted Payment, at the date of declaration in the case of a dividend or at the date of payment or distribution or commitment therefor (whichever is earlier) in the case of any other proposed Restricted Payment (each such date, as the case may be, being herein called the "Computation Date"),

        (1)   the sum of

                (a) the aggregate amount of all dividends (other than dividends payable solely in Common Shares of the Company) declared during the period commencing January 1, 1993 and ending on the Computation Date (herein called the "Computation Period"), plus

                (b) the aggregate amount of all other Restricted Payments made during the Computation Period (and any commitments for other Restricted Payments during the Computation Period and outstanding on the Computation Date), plus

                  (c) the aggregate amount of all Investments (including outstanding commitments to make or acquire Investments) by the Company and its Restricted Subsidiaries (other than those specified in subsections (a) to (c), inclusive, of Section 7.9) existing on the Computation Date, shall not exceed $8,040,000 plus 50% (or, in the case of a deficit, minus 100%) of Consolidated Net Income for the Computation Period;

            (2) the sum of all such Restricted Payments for the current fiscal year shall not exceed Consolidated Net Income for the immediately preceding fiscal year; and

            (3) at the time of such Restricted Payment and immediately after giving effect thereto, no Event of Default, and no event which with the lapse of time or notice and lapse of time would become an Event of Default shall have occurred and be continuing.

      (b)   Notwithstanding the restrictions of subsection (a) of this
Section 7.10, the Company may

            (1) retire any of its Shares in exchange for, or out of the proceeds of the substantially concurrent sale of, other of its Shares, and no such retirement of Shares shall be included in any computation provided for in said subsection (a),

            (2) make any Optional Payment in respect of any outstanding Subordinated Indebtedness in exchange for, or out of the proceeds of the substantially concurrent sale of, its Shares or other Subordinated Indebtedness, and no such Optional Payment shall be included in any computation provided for in said subsection (a), and

            (3) purchase, redeem or otherwise retire any Preferred Shares pursuant to any sinking fund or other retirement requirement in respect thereof, provided that the aggregate amount of all purchases, redemptions and retirements of Preferred Shares permitted by this clause during any Computation Period shall be included in any computation otherwise provided for in said subsection (a).

      Section 7.11. Minimum Adjusted Consolidated Net Worth. The Company will at all times maintain Adjusted Consolidated Net Worth in an amount at least equal to $60,000,000.

      Section 7.12. Limitation on Issuance of Shares of Restricted Subsidiaries; Disposition of Shares and Indebtedness of Restricted Subsidiaries; Ownership by Unrestricted Subsidiary of Shares or Indebtedness of a Restricted Subsidiary; Limitation on Purchase of Shares or Subordinated Indebtedness of the Company by a Restricted Subsidiary. (a) The Company will not permit any Restricted Subsidiary to issue, sell or otherwise dispose of any of its Shares, or any securities convertible into or exchangeable for or carrying rights to subscribe for its Shares, except (1) to the Company, (2) to qualify directors, (3) to satisfy preemptive rights, or (4) in connection with stock splits or stock dividends.

      (b) The Company will not permit any Restricted Subsidiary to have outstanding any Preferred Shares other than Preferred Shares owned by the Company.

      (c) The Company will not sell or otherwise dispose of any Shares (except to qualify directors) or any Indebtedness of any Restricted Subsidiary or permit any Restricted Subsidiary to sell or otherwise dispose of (except to the Company or to qualify directors) any Shares or any Indebtedness of any other Restricted Subsidiary, unless

            (1) simultaneously with such sale or other disposition all Shares and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary are sold or otherwise disposed of as an entirety,

            (2) the Board shall have determined that the retention of such Shares and Indebtedness is no longer in the best interests of the Company and the disposition thereof is not disadvantageous to the holders of the Notes,

            (3) such Shares and Indebtedness are sold or otherwise disposed of for a consideration and upon terms deemed adequate by the Board,

            (4) if such Restricted Subsidiary owns any Shares or any Indebtedness of any other Restricted Subsidiary of which any other
      Shares or any other Indebtedness are at the time also owned by the Company or another Restricted Subsidiary, simultaneously with such sale or other disposition all such other Shares and all such other Indebtedness at the time owned by the Company and all other Restricted Subsidiaries are sold or otherwise disposed of and the Board shall have made the determinations specified in the foregoing clauses (2) and (3) as to the sale or other disposition thereof,

            (5) if the consideration for any such sale or other disposition includes Shares of any other corporation, immediately after such transaction either such other corporation shall be a Wholly Owned Restricted Subsidiary or such other corporation shall not be a Restricted Subsidiary and the acquisition of such Shares shall be permitted under
      Section 7.9(D),

            (6) if the consideration for any such sale or other disposition includes obligations of any other Person, the acquisition of such obligations shall be permitted under Sections 7.9(A) and (D), and

            (7) immediately after the consummation of the transaction and after giving effect thereto, no Event of Default, and no event which with lapse of time or notice and lapse of time would become an Event of Default, shall have occurred and be continuing.

      (d) The Company will not permit any Unrestricted Subsidiary to own any Shares of any Restricted Subsidiary or any Indebtedness of any Restricted Subsidiary.

      (e) The Company will not permit any Restricted Subsidiary to purchase or otherwise acquire, or at any time hold, any Shares or any Subordinated Indebtedness of the Company.

      Section 7.13. Limitation on Restricted Subsidiarys or Companys Consolidation, Merger or Disposition of Property. The Company will not, and will not permit any Restricted Subsidiary to, lease its properties substantially as an entirety to any Person. The Company will not, and will not permit any Restricted Subsidiary to, consolidate or merge with or, except as contemplated in Section 7.15 in the case of FCC Holdings Limited, sell or otherwise (but not by lease) dispose of its properties substantially as an entirety to, any Persons, except that:

            (a) any Restricted Subsidiary may merge into the Company or a Wholly Owned Restricted Subsidiary or a corporation which, as part of the transaction, becomes a Wholly Owned Restricted Subsidiary; and

            (b) subject to the provisions of Section 2.3, the Company may consolidate or merge with another corporation if, (1) the Company is the surviving corporation, or (2) the successor corporation (i) shall be a solvent corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, and
      (ii) shall expressly assume in writing the due and punctual payment of the principal of (and premium, if any) and interest on the Notes according to their terms, and the due and punctual performance of and compliance with all of the terms, covenants, agreements and conditions of the Agreements executed in conjunction with the issuance of the Notes to be performed or observed by the Company to the same extent as if such successor or transferee corporation had originally executed the Agreements and the successor corporation shall furnish the holders of the Notes an opinion of counsel (which opinion and counsel shall be satisfactory to such holders) to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the successor corporation enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), and (3) the Company or such successor corporation or transferee corporation, as the case may be, shall not, immediately after such merger or consolidation, be in default in the performance of or compliance with any such term and there shall exist no Event of Default or event which with lapse of time or notice and lapse of time would become an Event of Default.

      The assumption of the liabilities and obligations of the Company hereunder and on the Notes by any successor or transferee corporation, in the manner prescribed in this Section 7.13, shall, upon the request of the holder of any outstanding Note, be evidenced by the endorsing by such successor or transferee corporation of an appropriate legend upon such Note. Each Note executed after such assumption by any successor to the Company by merger or consolidation may be executed in the name of the Company or such successor. Each Note so executed after such assumption by a transferee corporation, or a successor to a transferee corporation by consolidation or merger which shall have become such in the manner prescribed in this Section 7.13, shall have an appropriate legend endorsed thereon by such transferee corporation or successor thereto. No sale or other disposition of properties permitted by this Section 7.13 shall have the effect of releasing the Company (or any successor or transferee corporation which shall at any time have become such in the manner prescribed in this Section 7.13) from its liability as obligor on any of the Notes.

      Section 7.14. Limitation on Transactions with Affiliates. The Company will not engage in any transaction with any Affiliate (other than a Wholly Owned Restricted Subsidiary), and will not permit any Restricted Subsidiary to engage in any transaction with any Affiliate (other than the Company or a Wholly Owned Restricted Subsidiary), on terms less favorable to the Company or such Restricted Subsidiary than would be obtainable at the time in comparable transactions of the Company or such Restricted Subsidiary in arm's-length dealings with Persons other than such Affiliates, and the aggregate amount of all such transactions with Affiliates in any fiscal year of the Company (other than payments to The Foothill Group, Inc. on account of management fees and income tax liability, which shall be subject to the limitations of the next succeeding paragraph, and other than Advances, which shall be subject to the limitations set forth in the Subordination Agreement) shall not exceed 5% of Adjusted Consolidated Net Worth as of the end of the immediately preceding fiscal year.

      The Company will not permit the aggregate amount of all payments made by the Company and its Restricted Subsidiaries to The Foothill Group, Inc. or any Affiliate in any fiscal year of the Company on account of management fees or similar charges to exceed 2% of Consolidated Net Revenues for such fiscal year. The Company will not, and will not permit any Restricted Subsidiary, to pay to The Foothill Group, Inc. or any other Affiliate with which the Company or such Restricted Subsidiary files or ever has filed a consolidated Federal income tax return or a combined state or local income or franchise tax return, on account of the Federal, state, local or foreign tax liability of the Company or such Restricted Subsidiary, an amount greater than the Company's (or, in the case of a payment by a Restricted Subsidiary, such Restricted Subsidiary's) allocated tax expense under generally accepted accounting principles for allocation of taxes between a parent company and its subsidiaries using the "separate entity" method under which each subsidiary company's share of consolidated tax liability is determined by its pro rata share of the aggregate tax liability that would exist if each member of the consolidated or combined group were operating independently. Notwithstanding the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, pay to The Foothill Group, Inc. or any other Affiliate any management fees or other charges during any period of time in which an Event of Default, or any event which with lapse of time or notice and lapse of time would become an Event of Default, shall have occurred and be continuing. For purposes of this paragraph, any payment of tax (including any interest and penalties thereon) by the Company or any Restricted Subsidiary to the Internal Revenue Service or any other taxing authority shall be deemed to be a payment with respect to taxes to The Foothill Group, Inc.

      Section 7.15. Permitted Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business or operation which is substantially different from the general nature of the business of commercial secured financing and leasing. Notwithstanding the foregoing, FCC Holdings Limited shall be permitted to engage in the business of owning, operating and liquidating repossessed assets. The only assets held by FCC Holdings Limited shall be those necessary to permit it to engage in such business.

      Section 7.16. Limitation on Sale of Receivables with Recourse or at Discount. The Company will not, and will not permit any Restricted Subsidiary to, sell or otherwise dispose of receivables with recourse, or at a discount, except in connection with participations sold in the ordinary course of business at the time such receivables are acquired.

      Section 7.17. Limitation on Nonperforming Assets. Nonperforming Assets of the Company and its Restricted Subsidiaries shall at no time exceed 65% of Consolidated Net Worth.

      Section 7.18. Limitation on Discount Receivables. Discount Receivables of the Company and its Restricted Subsidiaries shall at no time exceed 25% of Consolidated Total Assets.

      Section 7.19. Limitation on Borrower Concentration. The Company will not, and will not permit any Restricted Subsidiary to, enter into any loan transaction with any borrower if, immediately after the consummation of such loan transaction and after given effect thereto, (a) there shall be more than ten borrowers for which the aggregate principal amount of all loans by the Company or any Restricted Subsidiary to each such borrower exceeds 10% of Consolidated Capital Funds or (b) the aggregate principal amount of all loans by the Company or any Restricted Subsidiary to such borrower would exceed 15% of Consolidated Capital Funds.

Section 8.  Definitions.

      Section 8.1. Definitions of Capitalized Terms. The terms defined in this Section 8.1, wherever capitalized in this Agreement, have the respective meanings hereinafter specified, unless the context otherwise requires.

      "Adjusted Consolidated Net Worth" means Eligible Assets less the aggregate of all liabilities (including reserves and minority interests, if any) of the Company and its Restricted Subsidiaries, determined and consolidated in accordance with generally accepted accounting principles.

      "Advances" has the meaning specified in paragraph 8 of the form of Subordination Agreement attached hereto as Exhibit F.

      "Affiliate" of any designated Person means any Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds 5% or more of any class of voting securities of such designated Person or 5% or more of the equity interest in such designated Person and (b) any Person of which such designated Person beneficially owns or holds 5% or more of any class of voting securities or in which such designated Person beneficially owns or holds 5% or more of the equity interest. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Board" means the Board of Directors of the Company or a committee consisting of three or more directors of the Company having authority to exercise, when the Board of Directors is not in session, the powers of the Board of Directors (subject to any designated limitations) in the management of the business and affairs of the Company.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Los Angeles, California or New York, New York are required by law to close or are customarily closed.

      "Capital Lease" means at any time any lease of property, real or personal, which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) would at such time be so required to be disclosed in a note to such a balance sheet; and the term "Capital Lease Obligation" means at any time the amount of the liability in respect of a Capital Lease which would at such time be so required to be capitalized on such a balance sheet or disclosed in such a note.

      "Closing Date" has the meaning specified in Section 1.2.

      "Common Shares," as applied to Shares of any corporation, means Shares of such corporation other than Preferred Shares.

      "Company" means Foothill Capital Corporation, a California corporation, the issuer of the original Notes, until a successor or transferee corporation becomes such in the manner prescribed in Section 7.13, and thereafter means such successor or transferee corporation.

      "Computation Date" and "Computation Period" have the meanings specified in Section 7.10.

      "Consolidated Capital Funds" means Consolidated Net Worth plus Subordinated Indebtedness of the Company and its Restricted Subsidiaries.

      "Consolidated Indebtedness," "Consolidated Indebtedness for Money Borrowed," "Consolidated Net Revenues" and "Consolidated Senior Indebtedness" mean the Indebtedness, Indebtedness for Money Borrowed, Net Revenues or Senior Indebtedness, as the case may be, of the Company and its Restricted Subsidiaries, all consolidated in accordance with generally accepted accounting principles and after deducting any outside minority interest in such Restricted Subsidiaries.

      "Consolidated Net Income" means Net Income of the Company and its Restricted Subsidiaries, computed in accordance with generally accepted accounting principles and consolidated after deducting any outside minority interest in such Restricted Subsidiaries; provided, however, that in determining Consolidated Net Income there shall be excluded without duplication (1) earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary, and (2) any portion of the Net Income of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or another Restricted Subsidiary.

      "Consolidated Net Worth" means the excess of the assets of the Company and its Restricted Subsidiaries over their liabilities, determined and consolidated in accordance with generally accepted accounting principles.

      "Consolidated Total Assets" means the total amount of all assets of the Company and its Restricted Subsidiaries consolidated in accordance with generally accepted accounting principles and after deducting any outside minority interest in such Restricted Subsidiaries.

      "Default Premium" shall mean, with respect to any Note, an amount equal to the greater of (a) the Make-Whole Amount, or (b) 1% of the unpaid principal amount of such Note.

      "Delinquent Accounts" means the full unpaid amount of receivables, loans, notes, leases and other obligations (excluding Discount Receivables) on which an installment payment of interest or principal has not been made within 90 days of its due date (including any such obligations relating to property or assets which are the subject of foreclosure proceedings, whether judicial or otherwise), and includes the full amount of any such obligations (excluding Discount Receivables) with respect to which there are such arrearages, notwithstanding that installment payments of principal or interest are currently being made.

      "Discount Receivables" shall mean finance receivables originating from a Person other than the Company or one of its Subsidiaries which are acquired at less than face or par value and, at the time of acquisition, are contractually in default.

      "Eligible Assets" means the following assets of the Company and its Restricted Subsidiaries, determined and consolidated in accordance with generally accepted accounting principles:

           (a) cash, plus the cash surrender value of life insurance policies, if, any;

           (b) Investments permitted pursuant to the provisions of Section 7.9 hereof;

           (c)   prepaid expenses;

           (d) repossessed assets held for resale, at the lower of cost or estimated net realizable value (as determined in good faith by the Company or such Restricted Subsidiary); and

           (e)   finance receivables, less:

                 (1)   unearned finance charges;

                    (2) an amount equal to the greater of (i) reserves for losses attributable to finance receivables, or (ii) 75% of Nonperforming Assets;

                    (3) the sum of all receivables, loans, notes, leases and other obligations to the Company and its Restricted Subsidiaries by any one Person in excess of 25% of Consolidated Net Worth; and

                    (4) loan participations acquired from Affiliates as permitted by Section 7.14, to the extent that said loan participations exceed 10% of Eligible Assets without regard to this clause.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

      "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or
Section 4001 of ERISA.

      "Event of Default" has the meaning specified in Section 9.1.

      "Governmental Body" means any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      "Indebtedness" of any Person means all obligations of such Person which would in accordance with generally accepted accounting principles be classified upon a balance sheet of such Person as liabilities of such Person, but in any event including:

              (a) all indebtedness guaranteed, directly or indirectly, in any manner by such Person or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse;

              (b) all indebtedness in effect guaranteed, directly or indirectly, by such Person through an agreement, contingent or otherwise,

                    (1) to purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, or

                    (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell transportation or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of such indebtedness against loss, regardless of the delivery or nondelivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or

                (3) to make any loan, advance, capital contribution or other Investment in the debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor;

           (c) all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance in respect of property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

           (d) all indebtedness of such Person created or arising under any conditional sale agreement or other title retention agreement, and all Capital Lease Obligations of such Person, even though the rights and remedies of the seller or lender or lessor of the property subject to such agreement or lease in the event of default are limited to repossession or sale of such property; and

           (e) all reimbursement obligations with respect to letters of credit and guaranties.

      For the purpose of computing the Indebtedness of any Person (1) the principal amount of any Indebtedness shall be the outstanding principal amount of Indebtedness of the debtor benefited by such guarantee or other contingent liability, (2) there shall be excluded any particular Indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person, and (3) a reimbursement obligation with respect to a letter of credit or guaranty shall be deemed to be Indebtedness equal to the maximum aggregate amount of such letter of credit or guaranty.

      "Indebtedness for Money Borrowed" of any Person includes (a) all Indebtedness of such Person, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities), (b) all Indebtedness of such Person, secured or unsecured, for the purchase price of capital assets acquired, other than accounts payable incurred or assumed in the ordinary course of business, (c) all Capital Lease Obligations of such Person, (d) any guarantee or other obligation specified in subsection (a) or
(b) of the definition of "Indebtedness" in this Section 8.1 in respect of Indebtedness of any other Person of any of the types specified in the preceding clauses (a), (b) and (c), and (e) all reimbursement obligations with respect to letters of credit and guaranties (for purposes of all computations made under this Agreement, a reimbursement obligation with respect to a letter of credit or guaranty shall be deemed to be Indebtedness equal to the maximum aggregate amount of such letter of credit or guaranty).

      "Institutional Holder" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any venture capital operating company as defined in 29 C.F.R. 2510.3-101(d), (k) any other entity all of the equity owners of which are Institutional Holders or (l) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

      "Interest Rate Protection Agreement" means any agreement, device or arrangement designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including but not limited to dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, dollar protection agreements, interest rate cap agreements, interest rate collar agreements, forward rate currency or interest rate options, puts and warrants.

      "Investment" in any Person means all investments, computed in accordance with generally accepted accounting principles, made by stock purchase, capital contribution, loan, advance, guarantee of any Indebtedness of such Person or creation or assumption of any other contingent liability in respect of any Indebtedness of such Person, or otherwise; provided, however, that in computing any Investment in any Person:

        (a) all expenditures for such Investment shall be taken into account at the actual amounts thereof in the case of expenditures of cash and at the fair value thereof (as determined by the Board) or net book value thereof (in accordance with generally accepted accounting principles), whichever is greater, in the case of expenditures of property;

        (b) undistributed earnings of, and interest accrued in respect of Indebtedness owing by, such Person shall not be included;

        (c) there shall not be deducted from the amounts invested in such Person any amounts received as earnings (in the form of dividends or interest or otherwise) on the Investment in, or as loans from, such Person;

        (d) there shall be included all notes and accounts receivable from such Person, other than notes or accounts receivable payable in U.S. or Canadian dollars and not outstanding more than 90 days, arising from sales to such Person as a customer in the ordinary course of business;

        (e) a guarantee or other contingent liability in respect of any Indebtedness of such Person shall be deemed an Investment equal to the principal amount of such Indebtedness; and

        (f) a transfer of property or rendition of service to such Person for less than the greater of the full agreed price thereof or the fair value thereof shall be deemed an Investment equal to the amount of the deficiency.

      "Investment Grade Rating" shall have the meaning specified in Section 2.3(D)(4).

      "Junior Subordinated Indebtedness" means Subordinated Indebtedness of the Company which is by its terms subordinate and junior to all Senior Indebtedness and Senior Subordinated Indebtedness, including without limitation, the Company's 11.82% Junior Subordinated Notes due December 1999, the Company's 12.26% Junior Subordinated Notes due April 2000, the Company's 9.93% Junior Subordinated Notes due December 2002, the Company's Subordinated Promissory Note dated October 25, 1978, in the original principal amount of $9,590,000, issued pursuant to the Loan Agreement dated as of October 25, 1978 between the Company and The Foothill Group, Inc., the Company's Class 2 Junior Subordinated Promissory Note dated December 31, 1984, in the original principal amount of $12,000,000, issued pursuant to the Loan Agreement dated as of December 31, 1984 between the Company and The Foothill Group, Inc., and any other Indebtedness (other than "Advances" as defined in and to the extent permitted by the Subordination Agreement referred to in Section 4.1(E) and other than Indebtedness for payments permitted by Section 7.14) of the Company to The Foothill Group, Inc. or any other Affiliate, whether heretofore or hereafter created, incurred or assumed, and unsecured Indebtedness of the Company which

        (a) on the date on which the status of such Indebtedness is determined for any purpose hereof,

                (1)   has a final maturity not earlier than November 15, 2003,

                (2) has a Weighted Average Life to Maturity at least as long as the longest remaining Weighted Average Life to Maturity of the Senior Notes and the Senior Subordinated Notes, and

                (3) is not subject to principal payment, redemption or other retirement by means of any installment, sinking fund, serial maturity or other required payments prior to November 15, 1998; and

        (b) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such Indebtedness (to which appropriate reference shall be made in the instruments evidencing such Indebtedness if not contained therein) to the Senior Notes and the Senior Subordinated Notes (and, at the option of the Company, if so provided, to other Indebtedness for Money Borrowed of the Company, either generally or as specifically designated) substantially as follows (without limitation as to further, but not inconsistent, provisions, if so desired):

                "Subordination. Anything in this Junior Subordinated Note to the contrary notwithstanding, the indebtedness evidenced by this Junior Subordinated Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness of the Company evidenced by its 13-1/8% Senior Notes, 9.40% Senior Notes, 9.80% Senior Notes, 10.23% Senior Notes, 10.27% Senior Notes, 10.35% Senior Notes, 9.43% Senior Notes, 9.76% Senior Notes, 10.10% Senior Notes, 8.51% Senior Notes, 8.98% Senior Notes, 9.44% Senior Notes, 9.25% Senior Notes, 6.77% Series A Senior Notes, 7.31% Series B Senior Notes, 7.93% Series C Senior Notes, 5.54% Series A Senior Notes, 5.89% Series B Senior Notes, 6.23% Series C Senior Notes, 6.56% Series D Senior Notes, 13-5/8% Senior Subordinated Notes, 10.15% Senior Subordinated Notes, 10.60% Senior Subordinated Notes, 11.26% Senior Subordinated Notes, 8.93% Senior Subordinated Notes and 7.46% Senior Subordinated Notes from time to time outstanding (whether outstanding at the date of this Junior Subordinated Note or issued after the date of this Junior Subordinated Note and as said 13-1/8% Senior Notes, 9.40% Senior Notes, 9.80% Senior Notes, 10.23% Senior Notes, 10.27% Senior Notes, 10.35% Senior Notes, 9.43% Senior Notes, 9.76% Senior Notes, 10.10% Senior Notes, 8.51% Senior Notes, 8.98% Senior Notes, 9.44% Senior Notes, 9.25% Senior Notes, 6.77% Series A Senior Notes, 7.31% Series B Senior Notes, 7.93% Series C Senior Notes, 5.54% Series A Senior Notes, 5.89% Series B Senior Notes, 6.23% Series C Senior Notes, 6.56% Series D Senior Notes, 13-5/8% Senior Subordinated Notes, 10.15% Senior Subordinated Notes, 10.60% Senior Subordinated Notes, 11.26% Senior Subordinated Notes, 8.93% Senior Subordinated Notes and 7.46% Senior Subordinated Notes may at any time and from time to time be modified or amended in any respect), and to(* _______________ (all such indebtedness to which this Junior Subordinated Note is subordinate as aforesaid being sometimes hereinafter referred to as 'Superior Indebtedness'):

                '(i)  In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtedness shall be entitled to receive payment in full of all principal, premium (if any) and interest on all Superior Indebtedness (including interest thereon accruing after the commencement of any such proceedings) before the holder of this Junior Subordinated Note shall be entitled to receive any payment on account of principal, premium (if any) or interest on this Junior Subordinated Note. Pursuant to the foregoing (but subject to the power of a court of competent jurisdiction to make other





________________________

     * Here will be inserted the identification of any other Superior Indebtedness incurred by the Company after the Closing Date.

              equitable provisions reflecting the rights conferred herein upon Superior Indebtedness and the holders thereof with respect to the subordinated indebtedness represented by this Junior Subordinated Note and the holder hereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Superior Indebtedness (until payment in full of all principal, premium (if any) and interest on all Superior Indebtedness, including interest thereon accruing after the commencement of any such proceeding) shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Junior Subordinated Note (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of, or any security for, any securities which are subordinate and junior in right of payment to this Junior Subordinated Note), except securities which are subordinate and junior (to at least the same extent as this Junior Subordinated
              Note) in right of payment to the payment of all Superior Indebtedness then outstanding. The holder of this Junior Subordinated Note shall not exercise or attempt to exercise any right of setoff or counterclaim in respect of any obligations of the holder of this Junior Subordinated Note to the Company against the obligations of the Company under this Junior Subordinated Note if the effect thereof shall be to reduce the amount of any such payment or distribution to which the holders of Superior Indebtedness would be entitled in the absence of such setoff or counterclaim; and if and to the extent that, notwithstanding the foregoing, the holder of this Junior Subordinated Note is required by any mandatory provision of law to exercise any such right of setoff or counterclaim, each reduction of the amount owing on account of the principal of or premium (if any) or interest on this Junior Subordinated Note by reason of such setoff or counterclaim shall be deemed to be a payment by the Company in a like amount in respect of this Junior Subordinated Note to which the second sentence of this paragraph
              (i) shall apply.

                    "(ii)  In the event that this Junior Subordinated Note is
              declared due and payable before its expressed maturity because of the occurrence of an event of default hereunder (under circumstances when the provisions of the foregoing paragraph (i) or the following paragraph (iii) shall not be applicable), the holders of Superior Indebtedness then due or becoming due by acceleration or otherwise, prior to the expiration of a period of 75 days after the date on which the Company or a holder of this Junior Subordinated Note gives to the holders of the Superior Indebtedness the written notice provided for below in this paragraph (ii), shall be entitled to receive payment in full of all principal, premium (if any) and interest on all such Superior Indebtedness before the holder of this Junior Subordinated Note shall be entitled to receive any payment on account of the principal, premium (if any) or interest on this Junior Subordinated Note other than any such principal, premium (if any) and interest due otherwise than by reason of such declaration. For the purposes of this paragraph (ii) the Company agrees, for the benefit of the holders of Superior Indebtedness as well as the holder of this Junior Subordinated Note, that, if any such declaration remains unrescinded for 15 days, the Company will promptly give written notice thereof to all holders of Superior Indebtedness. If the Company fails to give such notice, the holder of this Junior Subordinated Note may do so on behalf of the Company. At any time within 75 days after the date on which such notice is given, any holder of outstanding Superior Indebtedness shall have the right to declare all Superior Indebtedness held by such holder to be due and payable, whereupon such Superior Indebtedness shall forthwith become immediately due and payable regardless of the expressed maturity date thereof. Nothing herein shall prevent the holder of this Junior Subordinated Note from seeking any remedy allowed at law or in equity so long as any judgment or decree obtained thereby makes provision for enforcing this paragraph (ii).

                   "(iii)  In the event that any default shall occur and be
              continuing with respect to any Superior Indebtedness permitting the holders of such Superior Indebtedness to accelerate the maturity thereof, the holder of this Junior Subordinated Note shall not be entitled to receive any payment on account of principal, premium (if any) or interest hereon (including any such payment which would cause a default) if either (a) judicial proceedings shall be pending in respect of such default, or (b) written notice of such default directing the Company to cease payment on the subordinated indebtedness in accordance with this paragraph (iii) shall have been given to the Company by any holder of Superior Indebtedness and a period of 180 days in the case of a monetary default or 90 days in the case of any other default shall not have expired since the giving of such notice; provided, however, that this paragraph (iii) shall apply to only one such notice given in any twelve month period. The Company, forthwith upon receipt of any such notice, shall send a copy thereof to the holder of this Junior Subordinated Note.

         "No present or future holder of Superior Indebtedness shall be prejudiced in such holder's right to enforce subordination of this Junior Subordinated Note by any act or failure to act on the part of the Company. The provisions of this Section are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holder of this Junior Subordinated Note on the other hand, and nothing herein shall impair, as between the Company and the holder of this Junior Subordinated Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal and interest hereon in accordance with the terms hereof, nor shall anything herein prevent the holder of this Junior Subordinated Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights (if any) under this Section of holders of Superior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Junior Subordinated Note and all amounts which are deemed to be payments in respect of this Junior Subordinated Note by reason of setoff or counterclaim in respect of any obligations of the holder of this Junior Subordinated Note to the Company against the obligations of the Company under this Junior Subordinated Note.' "

    "Lease" means a lease of real or personal property; and "Lease Rental" for any period means the sum of the rental and other payments required to be paid by the lessee in such period under a Lease, excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

    "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess (if any) of (a) the aggregate present value as of the date of such prepayment or acceleration of each dollar of principal being prepaid or accelerated (taking into account the application of such prepayment required by Section 2.1 (if any)) and the amount of interest (exclusive of interest accrued to the date of prepayment or acceleration) that would have been payable in respect of such dollar if such prepayment had not been made or the Notes had not been accelerated, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the Notes being prepaid or accelerated at the date such Notes are to be prepaid or are accelerated. If the applicable Reinvestment Rate at the time of determination of the Make-Whole Amount is equal to or higher than 5.54% in the case of any payment, prepayment or acceleration of the Series A Senior Notes, 5.89% in the case of any payment, prepayment or acceleration of the Series B Senior Notes, 6.23% in the case of any payment, prepayment or acceleration of the Series C Senior Notes, 6.56% in the case of any payment, prepayment or acceleration of the Series D Senior Notes, or 7.46% in the case of any payment, prepayment or acceleration of the Senior Subordinated Notes, the Make-Whole Amount for any payment, prepayment or acceleration of Notes of such series is zero. For purposes of any determination of the Make-Whole Amount:

         "Reinvestment Rate" shall mean .50%, plus (1) the yield reported on page "USD" of the Bloomberg Financial Market Service (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 10:00 a.m. (New York time) for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid or accelerated or, in the event that no such nationally recognized trading screen reporting on-line intraday trading in United States government securities is available (2) the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid or accelerated (taking into account the application of such prepayment required by Section 2.1, if any). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than such Weighted Average Life to Maturity and for the published maturity next shorter than such Weighted Average Life to Maturity shall be calculated and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate pursuant to clause (2) above, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

        "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

        "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid or accelerated shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar- Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying (i) the remainder of (A) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made or the Notes had not been accelerated, less (B) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment or acceleration and the application thereof in accordance with the provisions of Section 2.1 (if any) by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totalling the products obtained in (1).

      "Multiemployer Plan" shall have the same meaning as in ERISA.

      "Net Income" of any Person for any period means the net income (or net deficit) of such Person for such period, determined in the following manner:

        (a) The gross revenues and other proper income credits of such Person shall be computed for such period in accordance with generally accepted accounting principles, but excluding:

                (1) any gain arising from (i) the sale or other disposition of any capital assets (other than property foreclosed by such Person and sold or disposed of in the ordinary course of business), (ii) any write-up of assets or (iii) the acquisition by such Person of its outstanding debt securities for a cost less than the principal of and interest accrued on such securities;

                (2) any reversal of any reserve, except to the extent that provision for such reserve shall have been made during such period;

                (3) any amount representing the interest of such Person in the undistributed earnings of any other Person; and

                (4) any earnings, prior to the date of acquisition, of any other Person acquired in any manner.

        (b) From the amount of such gross revenues and other proper income credits for such period, determined as provided in the preceding subsection
   (a), there shall be deducted all operating expenses and all other proper revenue and income deductions and charges for such period, determined in accordance with generally accepted accounting principles, exclusive of any loss from the sale, abandonment or other disposition of any capital asset (other than property foreclosed by such Person and sold or disposed of in the ordinary course of business); but in any event there shall be deducted:

                (1) amortization of debt discount and any other amortization of deferred charges; and

                (2) provisions for depreciation, depletion, obsolescence and amortization of the properties of such Person in amounts in the aggregate not less than those actually deducted on its books, determined in accordance with generally accepted accounting principles.

      "Net Revenues" of any Person for any period means interest and finance income, plus other income, all determined in accordance with generally accepted accounting principles.

      "Nonperforming Assets" include Delinquent Accounts and repossessed assets held for resale. For purposes hereof, repossessed assets held for resale shall be valued at the lower of cost or estimated net realizable value.

      "Note" and "Notes" have the meanings specified in Section 1.1.

      "Note Register" has the meaning specified in Section 11.1.

      "Optional Payment" in respect of any Subordinated Indebtedness, means any payment on account of the principal of and prepayment charge (if any) on, or any expenditure for the purchase or other retirement of, such Subordinated Indebtedness other than an installment, sinking fund, serial maturity or other required payment in respect thereof permitted by subsection (a)(3) of the definition of "Junior Subordinated Indebtedness" or subsection (a)(3) of the definition of "Subordinated Indebtedness", in this Section 8.1.

      "Order," in respect of a court, arbitrator or Governmental Body, means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

      "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

      "Preferred Shares," as applied to Shares of any corporation, means Shares of such corporation which are entitled to preference or priority over any other Shares of such corporation in respect of voting rights, the payment of dividends or the distribution of assets upon liquidation.

      "Purchasers" has the meaning specified in Section 1.1.

      "Reportable Event" shall have the same meaning as in ERISA.

      "Responsible Officer" means the President, an Executive Vice President, a Senior Vice President or any other Vice President of the Company.

      "Restricted Payment," in respect of the Company, means

           (a) any dividend on its Shares whether (in any such case) in cash or property or obligations of the Company (other than a dividend payable solely in Common Shares of the Company); or

           (b) any payment on account of the purchase, redemption or other retirement of any of its Shares whether (in any such case) in cash or property or obligations of the Company, or of any warrant, option or other right to acquire such Shares (except a payment on account of the principal of and prepayment charge (if any) on convertible Indebtedness), or any other distribution whether (in any such case) in cash or property or obligations of the Company made in respect thereof, either directly or indirectly; or

           (c) any Optional Payment on Subordinated Indebtedness; whether (in any such case) in cash or property or obligations of the Company. The amount of any Restricted Payment in property of the Company shall be deemed to be the greater of the fair value of such property (as determined by the Board) or the net book value of such property on the Company's books on the Computation Date.

      "Restricted Subsidiary" means any Subsidiary which (a) is incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia or Canada or a province thereof and
(b) substantially all of the operating assets of which are located in and substantially all of the business of which is conducted within the United States of America and/or Canada.

      "SEC" means the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor.

      "Senior Borrowing Base" means the sum of Adjusted Consolidated Net Worth and all Subordinated Indebtedness of the Company and its Restricted Subsidiaries, determined and consolidated in accordance with generally accepted accounting principles.

      "Senior Indebtedness" of any Person means

             (a) all Indebtedness of such Person other than Subordinated Indebtedness,

             (b) all Indebtedness of Subsidiaries of such Person, and

             (c) all security deposits of lessee clients of such Person and its Subsidiaries.

      "Senior Notes" shall have the meaning specified in Section 1.1.

      "Senior Subordinated Indebtedness" means the Senior Subordinated Notes and any other Indebtedness of the Company which is by its terms subordinate and junior only to Senior Indebtedness.

      "Senior Subordinated Notes" has the meaning specified in Section 1.1.

      "Shares" of any corporation include any and all shares of capital stock of such corporation of any class or classes, and other shares, interests, participations, convertible Indebtedness or other equivalents (however designated) in the capital of such corporation.

      "Subordinated Indebtedness" means the Company's 13-5/8% Senior Subordinated Notes due November 1995, 10.15% Senior Subordinated Notes due March 1997, 10.60% Senior Subordinated Notes due December 1999, 11.26% Senior Subordinated Notes due April 2000, 8.93% Senior Subordinated Notes due December 2002, 7.46% Senior Subordinated Notes due November 2003, 11.82% Junior Subordinated Notes due December 1999, 12.26% Junior Subordinated Notes due April 2000, 9.93% Junior Subordinated Notes due December 2002, the Indebtedness of the Company to The Foothill Group, Inc. represented by the Company's Subordinated Promissory Note dated October 25, 1978, in the original principal amount of $9,590,000, issued pursuant to the Loan Agreement dated as of October 25, 1978 between the Company and The Foothill Group, Inc., the Indebtedness of the Company to The Foothill Group, Inc. represented by the Company's Class 2 Junior Subordinated Promissory Note dated December 31, 1984 in the original principal amount of $12,000,000, issued pursuant to the Loan Agreement dated as of December 31, 1984, between the Company and The Foothill Group, Inc., any other Indebtedness (other than "Advances" as defined in and to the extent permitted by the Subordination Agreement referred to in Section 4.1(E) and other than Indebtedness for payments permitted by Section 7.14) of the Company to The Foothill Group, Inc. or any other Affiliate, and unsecured Indebtedness of the Company which

             (a) on the date on which the status of such Indebtedness is determined for any purpose hereof,

                   (1) has a final maturity not earlier than November 15, 2003,

                   (2) has a Weighted Average Life to Maturity at least as long as the longest remaining Weighted Average Life to Maturity of the Senior Notes, and

                   (3) is not subject to principal payment, redemption or other retirement by means of any installment, sinking fund, serial maturity or other required payments prior to November 15, 1998; and

               (b) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such Indebtedness (to which appropriate reference shall be made in the instruments evidencing such Indebtedness if not contained therein) to the Senior Notes (and, at the option of the Company, if so provided, to other Indebtedness for Money Borrowed of the Company, either generally or as specifically designated) substantially as follows (without limitation as to further, but not inconsistent, provisions, if so desired):

                       "Subordination.  Anything in this Subordinated Note to
               the contrary notwithstanding, the indebtedness evidenced by this Subordinated Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness of the Company evidenced by its 13-1/8% Senior Notes, 9.40% Senior Notes, 9.80% Senior Notes, 10.23% Senior Notes, 10.27% Senior Notes, 10.35% Senior Notes, 9.43% Senior Notes, 9.76% Senior Notes, 10.10% Senior Notes, 8.51% Senior Notes, 8.98% Senior Notes, 9.44% Senior Notes, 9.25% Senior Notes, 6.77% Series A Senior Notes, 7.31% Series B Senior Notes, 7.93% Series C Senior Notes, 5.54% Series A Senior Notes, 5.89% Series B Senior Notes, 6.23% Series C Senior Notes and 6.56% Series D Senior Notes from time to time outstanding (whether outstanding at the date of this Subordinated Note or issued after the date of this Subordinated Note and as said 13-1/8% Senior Notes, 9.40% Senior Notes, 9.80% Senior Notes, 10.23% Senior Notes, 10.27% Senior Notes, 10.35% Senior Notes, 9.43% Senior Notes, 9.76% Senior Notes, 10.10% Senior Notes, 8.51% Senior Notes, 8.98% Senior Notes, 9.44% Senior Notes, 9.25% Senior Notes, 6.77% Series A Senior Notes, 7.31% Series B Senior Notes, 7.93% Series C Senior Notes, 5.54% Series A Senior Notes, 5.89% Series B Senior Notes, 6.23% Series C Senior Notes and 6.56% Series D Senior Notes may at any time and from time to time be modified or amended in any respect), and to( )* _______________ (all such indebtedness to which this Subordinated Note is subordinate as aforesaid being sometimes hereinafter referred to as 'Superior Indebtedness'):





________________________

     * Here will be inserted the identification of any other Superior Indebtedness incurred by the Company after the Closing Date.

                "(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Superior Indebtedness shall be entitled to receive payment in full of all principal, premium (if any) and interest on all Superior Indebtedness (including interest thereon accruing after the commencement of any such proceedings) before the holder of this Subordinated Note shall be entitled to receive any payment on account of principal, premium (if any) or interest on this Subordinated Note. Pursuant to the foregoing (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred herein upon Superior Indebtedness and the holders thereof with respect to the subordinated indebtedness represented by this Subordinated Note and the holder hereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Superior Indebtedness (until payment in full of all principal, premium (if any) and interest on all Superior Indebtedness, including interest thereon accruing after the commencement of any such proceeding) shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Subordinated Note (including any such payment or distribution which may be payable or deliverable by virtue of the provisions of, or any security for, any securities which are subordinate and junior in right of payment to this Subordinated Note), except securities which are subordinate and junior (to at least the same extent as this Subordinated Note) in right of payment to the payment of all Superior Indebtedness then outstanding. The holder of this Subordinated Note shall not exercise or attempt to exercise any right of setoff or counterclaim in respect of any obligations of the holder of this Subordinated Note to the Company against the obligations of the Company under this Subordinated Note if the effect thereof shall be to reduce the amount of any such payment or distribution to which the holders of Superior Indebtedness would be entitled in the absence of such setoff or counterclaim; and if and to the extent that, notwithstanding the foregoing, the holder of this Subordinated Note is required by any mandatory provision of law to exercise any such right of setoff or counterclaim, each reduction of the amount owing on account of the principal of or premium (if any) or interest on this Subordinated Note by reason of such setoff or counterclaim shall be deemed to be a payment by the Company in a like amount in respect of this Subordinated Note to which the second sentence of this paragraph
         (i) shall apply.

                '(ii) In the event that this Subordinated Note is declared due and payable before its expressed maturity because of the occurrence of an event of default hereunder (under circumstances when the provisions of the foregoing paragraph (i) or the following paragraph (iii) shall not be applicable), the holders of Superior Indebtedness then due or becoming due by acceleration or otherwise, prior to the expiration of a period of 75 days after the date on which the Company or a holder of this Subordinated Note gives to the holders of the Superior Indebtedness the written notice provided for below in this paragraph
         (ii), shall be entitled to receive payment in full of all principal, premium (if any) and interest on all such Superior Indebtedness before the holder of this Subordinated Note shall be entitled to receive any payment on account of the principal, premium (if any) or interest on this Subordinated Note other than any such principal, premium (if any) and interest due otherwise than by reason of such declaration. For the purposes of this paragraph (ii) the Company agrees, for the benefit of the holders of Superior Indebtedness as well as the holder of this Subordinated Note, that, if any such declaration remains unrescinded for 15 days, the Company will promptly give written notice thereof to all holders of Superior Indebtedness. If the Company fails to give such notice, the holder of this Subordinated Note may do so on behalf of the Company. At any time within 75 days after the date on which such notice is given, any holder of outstanding Superior Indebtedness shall have the right to declare all Superior Indebtedness held by such holder to be due and payable, whereupon such Superior Indebtedness shall forthwith become immediately due and payable regardless of the expressed maturity date thereof. Nothing herein shall prevent the holder of this Subordinated Note from seeking any remedy allowed at law or in equity so long as any judgment or decree obtained thereby makes provision for enforcing this paragraph (ii).

                '(iii) In the event that any default shall occur and be continuing with respect to any Superior Indebtedness permitting the holders of such Superior Indebtedness to accelerate the maturity thereof, the holder of this Subordinated Note shall not be entitled to receive any payment on account of principal, premium (if any) or interest hereon (including any such payment which would cause a default) if either (a) judicial proceedings shall be pending in respect of such default, or (b) written notice of such default directing the Company to cease payment on the subordinated indebtedness in accordance with this paragraph (iii) shall have been given to the Company by any holder of Superior Indebtedness and a period of 180 days in the case of a monetary default or 90 days in the case of any other default shall not have expired since the giving of such notice; provided, however, that this paragraph (iii) shall apply to only one such notice given in any twelve month period. The Company, forthwith upon receipt of any such notice, shall send a copy thereof to the holder of this Subordinated Note.

           No present or future holder of Superior Indebtedness shall be prejudiced in such holder's right to enforce subordination of this Subordinated Note by any act or failure to act on the part of the Company. The provisions of this Section are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holder of this Subordinated Note on the other hand, and nothing herein shall impair, as between the Company and the holder of this Subordinated Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal and interest hereon in accordance with the terms hereof, nor shall anything herein prevent the holder of this Subordinated Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights (if any) under this Section of holders of Superior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Subordinated Note and all amounts which are deemed to be payments in respect of this Subordinated Note by reason of setoff or counterclaim in respect of any obligations of the holder of this Subordinated Note to the Company against the obligations of the Company under this Subordinated Note.' "

      "Subordination Agreement" shall have the meaning specified in Section 4.1(E).

      "Subsidiary" of any designated corporation means any corporation of which such designated corporation, or one or more Subsidiaries of such designated corporation, or such designated corporation and one or more Subsidiaries of such designated corporation, own Shares (however designated) having ordinary voting power for the election of at least a majority of the members of the board of directors (or other governing body) of such corporation, other than Shares having such power only by reason of the happening of a contingency. Unless the context otherwise requires, the term "Subsidiary" means a Subsidiary of the Company.

      "Unrestricted Subsidiary" means any Subsidiary other than a Restricted Subsidiary.

      "Weighted Average Life to Maturity" of any Indebtedness means at any time the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness by the then outstanding principal amount of such Indebtedness; and the "Remaining Dollar-years" of any Indebtedness means at any time the amount obtained by (a) multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the making of that payment and (b) totaling all of the products obtained in (a).

      "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Shares of which, other than directors' qualifying Shares, are owned by the Company, or by one or more Wholly Owned Restricted Subsidiaries, or by the Company and one or more Wholly Owned Restricted Subsidiaries.

      Section 8.2. Other Definitions. The terms defined in this Section 8.2, wherever used in this Agreement, have the respective meanings hereinafter specified, unless the context otherwise requires.

      "this Agreement" means, and the words "herein," "hereof," "hereunder" and words of similar import refer to, this instrument as it may from time to time be amended or supplemented.

      "holder," with respect to any of the Notes, means the registered owner thereof as shown on the Note Register.

      "outstanding," with respect to the Notes, means, at any date, all Notes theretofore executed and delivered under the Agreements which have not been paid or prepaid in full, except Notes in exchange for or in lieu of which other Notes have been executed and delivered in accordance with the Agreements; provided, however, that in determining whether the holders of outstanding Notes of the requisite aggregate unpaid principal amount at any time have given any authorization, notice, consent or waiver hereunder Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding.

      Section 8.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with United States generally accepted accounting principles as in effect from time to time, all computations made pursuant to this Agreement shall be made in accordance with United States generally accepted accounting principles as in effect from time to time and all balance sheets and other financial statements shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time. Wherever reference is made in any provision of this Agreement to a consolidated or consolidating balance sheet or other consolidated or consolidating financial statement or financial computation with respect to the Company and its Restricted Subsidiaries, if at the time that any such provision is applicable the Company does not have any Restricted Subsidiary, such terms shall mean a balance sheet or other financial statement or financial computation, as the case may be, with respect to the Company only.

Section 9.  Remedies.

      Section 9.1. Events of Default Defined; Acceleration of Maturity. If any one or more of the following events (herein called "Events of Default") shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Order of any court or any Order, rule or regulation of any Governmental Body), that is to say:

          (a) default shall be made in the due and punctual payment of all or any part of the principal of, or prepayment charge (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, at the time for required





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
    prepayment as provided in Section 2.1, by acceleration, by notice of prepayment or repurchase or otherwise;

        (b) default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable, and such default shall have continued for a period of two days;

        (c) default shall be made in the performance or observance of any covenant, agreement or condition contained in Section 5(F), Section 6,
    Section 7.2(A) or in Section Section 7.5 to 7.19, inclusive;

        (d) default shall be made in the performance or observance of any other covenant, agreement or condition contained in this Agreement and such default shall have continued for a period of 30 days;

        (e) default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of, premium (if any), or interest on, any Indebtedness for Borrowed Money (other than the Notes) of the Company or any Restricted Subsidiary or of any amount due pursuant to any Interest Rate Protection Agreement of the Company or any Restricted Subsidiary and such default shall continue beyond the period of grace (if any) allowed with respect thereto;

        (f) default or the happening of any event shall occur under any indenture, agreement or other instrument pursuant to which any Indebtedness for Borrowed Money of the Company or any Restricted Subsidiary is or may be issued or under any Interest Rate Protection Agreement of the Company or any Restricted Subsidiary and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness for Borrowed Money of the Company or any Restricted Subsidiary outstanding thereunder or result in the termination of any Interest Rate Protection Agreement of the Company or any Restricted Subsidiary;

        (g)   the Company or any Restricted Subsidiary shall,

                (1) admit in writing its inability to pay its debts generally as they become due,

                (2) file or consent to the filing against it of a petition for relief under any Chapter of Title 11 of the United States Code or any similar act,

                (3)    make an assignment for the benefit of its creditors,

                (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

                (5) on an involuntary petition for relief under any Chapter of Title 11 of the United States Code or any similar act filed against it, have an order for relief entered under any such Chapter or any such similar act, or





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
                (6) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any other jurisdiction;

        (h) a court of competent jurisdiction shall enter an order appointing, without the consent of the Company or a Restricted Subsidiary, a receiver of the Company or such Restricted Subsidiary, respectively, or of the whole or any substantial part of the property of either, or approving the filing of a petition seeking the reorganization or arrangement of the Company or such Restricted Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any other jurisdiction, and such Order shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

        (i) final judgment shall be rendered against the Company or any Restricted Subsidiary for the payment of money in excess of $500,000 and such judgment, within 60 days after its entry, shall not be discharged or execution thereon stayed pending appeal or, in the event of such a stay, such judgment shall not be discharged within 60 days after such stay expires; or

        (j) any representation or warranty heretofore or hereafter made by or on behalf of the Company herein or in any certificate or other writing delivered under or pursuant to this Agreement or in connection with any provision hereof or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any respect on the date as of which made;

then (1) upon the occurrence of any Event of Default described in subsection
(g) or (h), the unpaid principal amount of the Notes, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, together with a Default Premium, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, or (2) upon the occurrence of any other Event of Default, (i) the holder or holders of 50% or more of the aggregate unpaid principal amount of the Senior Notes at the time outstanding may, by written notice to the Company, declare all of the Senior Notes to be, and the same shall forthwith become, due and payable, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, together with a Default Premium and (ii) the holder or holders of at least 66-2/3% of the aggregate unpaid principal amount of the Senior Subordinated Notes at the time outstanding may, by written notice to the Company, declare all of the Senior Subordinated Notes to be, and the same shall forthwith become, due and payable, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, together with a Default Premium, provided that during the existence of an Event of Default described in subsection (a) or (b) with respect to any Note, the holder of such Note may, by written notice to the Company, declare such Note to be, and the same shall forthwith become, due and payable, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, together with a Default Premium. If any holder of any Note shall exercise the option specified in the proviso to the preceding sentence, each other holder of any Note may, by written notice to the Company, declare all Notes held





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
by it to be, and the same shall forthwith become, due and payable, together with accrued interest thereon which shall be deemed matured and, to the extent permitted by law, together with a Default Premium. Nevertheless, if at any time after acceleration of the maturity of any Note or Notes, no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, the Company shall pay all arrears of interest and all payments on account of the principal and prepayment or other charge which shall have become due otherwise than by acceleration (with, to the extent permitted by applicable law, interest on principal and prepayment charge and on overdue interest, at the rate specified in the Notes) and all Events of Default (other than nonpayment of principal of and accrued interest on Notes, in amounts equal to prepayment or other charge as aforesaid, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
Section 10.1, then, and in every such case, (x) the holder or holders of at least 66-2/3% of the aggregate unpaid principal amount of the Senior Notes at the time outstanding, by written notice to the Company may rescind and annul any such acceleration and its consequences as to the Senior Notes and (y) the holder or holders of at least 66-2/3% of the aggregate unpaid principal amount of the Senior Subordinated Notes at the time outstanding, by written notice to the Company may rescind and annul any such acceleration and its consequences as to the Senior Subordinated Notes, but no such action shall affect any subsequent default or Event of Default or impair any right consequent thereon.

      Section 9.2. Suits for Enforcement. In case any one or more of the Events of Default specified in Section 9.1 shall have occurred and be continuing, each holder of any Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Note may proceed to enforce the payment of all sums due upon such Note or to enforce any other legal or equitable right of the holder of such Note.

      If the Company shall default in the payment of principal of, or interest or premium (if any) on, any Note, or shall default in the performance or observance of any covenant, agreement or condition contained herein, it will pay to the holder of any Note, to the extent lawful, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such holder's Note or in otherwise enforcing any of such holder's rights.

      Section 9.3. Remedies Cumulative. No remedy herein conferred upon the holder of any Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      Section 9.4. Remedies Not Waived. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

      Section 9.5. Notice by the Company of Acceleration and Certain Other Action. If the holder or holders of 50% or more of the aggregate unpaid principal amount of the Senior





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
Notes at the time outstanding shall accelerate the maturity of all of the Senior Notes, or the holder or holders of at least 66-2/3% of the aggregate unpaid principal amount of the Senior Subordinated Notes at the time outstanding shall accelerate the maturity of all of the Senior Subordinated Notes, or if the holder of any Note shall accelerate the maturity thereof, as provided in Section 9.1, or if any event or condition specified in Section 9.1(D), 9.1(E) or 9.1(F) shall occur, the Company will forthwith give written notice thereof to the holders of all outstanding Notes, describing the nature and status of the Event of Default giving rise to such acceleration, or of the default in the performance or observance of any covenant, agreement or condition contained herein giving rise to such Notice of Default, or of the event or condition specified in Section 9.1(D), 9.1(E) or 9.1(F), as the case may be.

Section 10.  Amendments, Waivers and Consents.

      Section 10.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate unpaid principal amount of the Senior Notes at the time outstanding and, the holder or holders of at least 66-2/3% of the aggregate unpaid principal amount of the Senior Subordinated Notes at the time outstanding; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective
(a) which will change the time of payment (including any prepayment required by Section 2.1, if any) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or
(b) which will change any of the provisions with respect to prepayments, or
(c) which will change any of the provisions of Exhibit E attached hereto, or
(d) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this
Section 10 or Section 9.

      Section 10.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered and paid, on the same terms, ratably to the holders of all Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

      Section 10.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each





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
future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Section 11.  Miscellaneous.

      Section 11.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided any Note issued pursuant to this Agreement.

      At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

      The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium (if any) and interest on any Note shall be made to or upon the written order of such registered holder.

      Section 11.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any
Note initially delivered or of any Note substituted therefor pursuant to
Section 11.1, this Section 11.2 or Section 11.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

      Section 11.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

      Section 11.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses (including reasonable attorney's fees) relating to any amendment, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes (if any) which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement numbers for each series of Notes.

      Section 11.5. Powers and Rights Not Waived; Remedies Cumulative; Waiver of Jury Trial. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.
THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY PROCEEDINGS RELATING TO THE ENFORCEMENT OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE NOTES.

      Section 11.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, Attention: Chief Financial Officer or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if made by confirmed





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
transmission to you at a telephone number designated for such purpose in
Schedule I and a copy of such facsimile communication is delivered to you by overnight air courier on the next succeeding day, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

      Section 11.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

      Section 11.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

      All covenants, representations and warranties made by the Company herein shall be deemed to have been relied upon by you notwithstanding any investigation heretofore or hereafter made by you or on your behalf.

      Section 11.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

      SECTION 11.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES ISSUED AND SOLD HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH NEW YORK LAW.

      Section 11.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.





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
      The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                        FOOTHILL CAPITAL CORPORATION



                                        By
                                          --------------------------
                                             Its

Accepted as of November 15, 1993.


                                     [VARIATION]



                                     By
                                        -----------------------
                                           Its



                                     [By
                                         ----------------------
                                           Its   ]





                                      -57-